Exhibit (k)(3)

REVOLVING CREDIT AND SECURITY AGREEMENT

among

as Borrower

as Conduit Lenders

CITIBANK, N.A.,
as Secondary Lender

and

CITICORP NORTH AMERICA, INC.,
as Agent

Dated as of

i

ii

Section 9.13. Survival of Representations and Warranties, Etc	61

Section 9.14. Submission to Jurisdiction; Waivers	61

Section 9.15. Waiver of Jury Trial	62

SCHEDULES

Schedule I	Form of Investor Report
Schedule II	Form of Weekly Portfolio Report
Schedule III	Industry Classifications
Schedule IV	Board of Directors’ Actions – Prospectus
Schedule V	Scope of Audit and Procedures

EXHIBITS

EXHIBIT A	Form of Advance Note (if requested)
EXHIBIT B	Form of Notice of Borrowing
EXHIBIT C	Form of Assignment and Acceptance

iii

REVOLVING CREDIT AND SECURITY AGREEMENT

This REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of                     is entered into among            ,                  and                , as the Conduit Lenders, CITIBANK, N.A. and the other Secondary Lenders (as hereinafter defined) from time to time parties hereto, CITICORP NORTH AMERICA, INC., as agent for the Lenders (as hereinafter defined) and the Secondary Lenders (in such capacity, together with its successors and assigns, the “Agent”) and   (together with its permitted successors and assigns, the “Borrower”).

W I T N E S S E T H:

WHEREAS, the Borrower desires that the Conduit Lenders and the Secondary Lenders from time to time make advances to the Borrower on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Conduit Lenders and the Secondary Lenders are willing to make such advances to the Borrower for such purposes on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01.  Definitions.

As used in this Agreement, the following terms shall have the meanings indicated:

“Accounting Based Consolidation Event” means the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of any Conduit Lender that are the subject of this Agreement or any other Program Document with all or any portion of the assets and liabilities of Citibank or the Agent or any of their affiliates as the result of the occurrence of any change in, accounting standards or the issuance of any pronouncement, interpretation or release by any accounting body or any other body charged with the promulgation or administration of national or international accounting standards, including, without limitation, the Financial Accounting Standards Board, the International Accounting Standards Board, the American Institute of Certified Public Accountants, the Federal Reserve Board of Governors and the Securities and Exchange Commission, which shall occur as of the date that such consolidation (i) shall have occurred with respect to the financial statements of Citibank or the Agent or any of their affiliates, or (ii) shall have been required to have occurred, regardless of whether such financial statements were prepared as of such date.

“Adjusted Asset Value” means, for any Borrowing Base Eligible Asset as of any date of determination, the Asset Value of such Borrowing Base Eligible Asset as of such date of determination multiplied by the Advance Rate applicable to such Borrowing Base Eligible Asset.

“Advance” means each borrowing by the Borrower pursuant to Article II.

“Advance Note” means each promissory note issued by the Borrower to each Lender and each Secondary Lender in accordance with the provisions of Section 2.03, substantially in the form of Exhibit A hereto, as the same may from time to time be amended, supplemented, waived or modified.

“Advance Rate” means, for any Borrowing Base Eligible Asset, the percentage set forth in the definition of Borrowing Base Amount applicable to such Borrowing Base Eligible Asset.

“Advisory Agreement” means the Investment Advisory Agreement dated as of July 27, 2004 between the Investment Manager and the Borrower, as the same may be amended, supplemented, waived or modified and any successor Investment Advisory Agreement as permitted under this Agreement.

“Affected Person” means any Lender, any Secondary Lender, any other entity which enters into a commitment to make or purchase any Advance or any interest therein, any of their respective Affiliates, any corporation controlling any Lender or any Secondary Lender and any permitted assignee or participant of any Lender or any Secondary Lender.

“Affiliate” means, in respect of a referenced Person, another Person controlling, controlled by or under common control with such referenced Person (which in the case of any Conduit Lender and the Agent, shall also include any Person who has a relationship to the Agent comparable to that of such Conduit Lender).  The terms “control,” “controlling,” “controlled” and the like shall mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise.

“Agent” shall have the meaning assigned to such term in the introduction to this Agreement.

“Agent’s Account” means the special account (account number           , ABA No.           ) of the Agent maintained at the office of Citibank at its Principal Office or to such other account in the United States as the Agent shall designate in writing to the Borrower.

“Aggregate Custodian’s Advance Amount” means the sum of (i) the aggregate unpaid Dollar amount of all Custodian’s Overdraft Advances of cash, (ii) the aggregate Asset Value of all Custodian’s Overdraft Advances of assets (other than cash) to the extent not reimbursed by the Borrower, and (iii) the accrued and unpaid interest, if any, on the amounts set forth above.

“Agreement” means this Revolving Credit and Security Agreement, as the same may from time to time be amended, supplemented, waived or modified.

“Alternate Base Rate” means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

(a)  the Base Rate;

(b)                          above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case, adjusted to the nearest 1/16 of one percent or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent; and

(c)                               per annum above the Federal Funds Rate.

“Applicable Law” means any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its property is bound.

“Applicable Margin” means, with respect to the Eurodollar Rate,       % per annum.

“Asset Coverage Test” means, as of any date of determination, “asset coverage” (as defined in and determined pursuant to Section 18 of the Investment Company Act) with respect to “senior securities representing indebtedness” of the Borrower (as defined in Section 18 of the Investment Company Act) shall be at the time of such date of determination at least 300% (or such higher percentage as may be set forth in Section 18 of the Investment Company Act), computed without regard to whether any Advance is a loan for “temporary purposes” or is otherwise excludible from the definition of “senior securities” under Section 18(g) of the Investment Company Act.

“Asset Purchase Agreement” means the Asset Purchase Agreement entered into by a Secondary Lender (other than Citibank) concurrently with its execution of this Agreement or the Assignment and Acceptance pursuant to which it became party to this Agreement, as amended, restated, supplemented or otherwise modified from time to time, and in respect of Citibank, any similar arrangement in respect of which Citibank is required to purchase interests in the Advances maintained by the Conduit Lenders.

“Asset Value” means, as of any day of determination (a) in respect of Cash, the amount of such Cash, and (b) in respect of any Borrowing Base Eligible Asset or any other Asset, the Value of such Asset computed in the manner as such Value is required to be computed by the Borrower in accordance with the Prospectus of the Borrower and in accordance with Applicable Law, including without limitation the Investment Company Act; provided, that the Asset Value of any Asset shall be net of the Borrower’s liabilities relating thereto, including without limitation all of the Borrower’s obligations to pay any unpaid portion of the purchase price thereof; provided, further, that the Asset Value of any Borrowing Base Eligible Asset shall be zero if the Value of such Asset is not determined (i) based upon independent market quotations or another independent recognized pricing source, or (ii) by a pricing committee of the Borrower under the supervision of the board of directors of the Borrower.

“Assets” means a collective reference to all items which would be classified as an “asset” on the balance sheet of the Borrower in accordance with GAAP.

“Assignee Rate” means in respect of any Advance for any Settlement Period an interest rate per annum equal to the Applicable Margin above the Eurodollar Rate for such Settlement Period; provided, however, that in case of:

(i)  any Settlement Period on or prior to the first day of which a Secondary Lender or Lender (other than a Conduit Lender) shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation after the date hereof makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Secondary Lender or Lender to fund such Advance at the Assignee Rate set forth above (and such Secondary Lender or Lender shall not have subsequently notified the Agent that such circumstances no longer exist),

(ii)  any Settlement Period of one to (and including) 27 days,

(iii)  any Settlement Period as to which the Agent receives notice after 12:00 noon (New York City time) on the second Business Day preceding the first day of such Settlement Period that such Advances will not be funded by issuance of commercial paper, or

(iv)  any Settlement Period for which the sum of (x) the aggregate outstanding principal amount of all Advances plus (y) the aggregate outstanding principal amount of all advances made by the Lenders or the Secondary Lenders to any other fund that is advised by the Investment Manager (or an Affiliate thereof) of the Borrower pursuant to one or more Notices of Borrowing, is less than $1,000,000, solely with respect to the affected Lender’s or Secondary Lender’s pro rata share of such Advances in the case of clause (i) above, but with respect to the aggregate principal amount of such Advance in the case of clauses (ii) through (iv) above, the “Assignee Rate” for such Settlement Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Settlement Period; provided, further, that the “Assignee Rate” for such Advance shall be an interest rate per annum equal to the Alternate Base Rate unless the sum of (x) the aggregate outstanding principal amount of such Advance plus (y) the aggregate outstanding principal amount of all other Advances with a Settlement Period ending on the same day as such Advance, plus (z) the aggregate outstanding principal amount of all advances made by the Secondary Lenders to any other fund that is advised by the Investment Manager (or an Affiliate thereof) of the Borrower that have a settlement period ending on the same day as such Advance, is greater than $1,000,000.

“Assignment and Acceptance” means the Assignment and Acceptance, in substantially the form of Exhibit C hereto, entered into by a Secondary Lender, an Eligible

Assignee, the Agent and, if applicable, the Borrower, pursuant to which such Eligible Assignee may become a party to this Agreement.

“Authority” means any governmental or quasi-governmental authority, whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Authorized Officer” means the president, the executive vice president, the senior vice president, any vice president, the treasurer or any other duly authorized officer of the Borrower; provided, that the Agent shall have received a manually signed certificate of the Secretary of the Borrower as to the incumbency of, and bearing a manual specimen signature of, such duly authorized officer.

“Authorized Signatory” means any Authorized Officer of the Borrower or any duly authorized employee of                            or                               .; provided, that the Agent shall have received a manually signed certificate of the Secretary of the Borrower as to the incumbency of, and bearing a specimen signature of, such duly authorized person or employee.

“Base Rate” means the rate of interest from time to time announced publicly by Citibank at its Principal Office as its base rate.  The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of Citibank.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Bond Asset” means any Asset that is a direct interest in a corporate bond obligation.

“Borrower” shall have the meaning assigned to such term in the introduction to this Agreement.

“Borrower Information” shall have the meaning assigned to such term in Section 9.09(b).

“Borrower Obligations” means all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party under or in connection with this Agreement, the Asset Purchase Agreement or any other Program Document to which it is a party, including without limitation, all amounts payable by the Borrower in respect of the Advances, with interest thereon, and the amounts payable under Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.11, 2.12, 2.13, 7.04(b), 9.03 and 9.04 of this Agreement.

“Borrower Representatives” shall have the meaning assigned to such term in Section 9.09(a).

“Borrower’s Account” means Account No.          , ABA No.             , fund identification number       maintained with the Custodian, or such other account as the Borrower shall designate in writing to the Agent.

“Borrowing Base” means on the date any determination thereof is made, an amount equal to (i) the Borrowing Base Amount as of such date of determination minus (ii) the Borrowing Base Excess Amount as of such date of determination.

“Borrowing Base Amount” means on the date any determination thereof is made, an amount equal to the sum of (without duplication):

(i)                                     one hundred percent (100%) of all Borrowing Base Eligible Assets that constitute Cash;

plus                         (ii)           one hundred percent (100%) of the aggregate Asset Value of all Borrowing Base Eligible Assets that are Eligible Government Securities and which mature in one (1) day,

plus                         (iii)          ninety-five percent (95%) of the aggregate Asset Value of all Borrowing Base Eligible Assets that are Eligible Government Securities and which mature in one (1) year or less, but more than one (1) day,

plus                         (iv)          ninety-two percent (92%) of the aggregate Asset Value of all Borrowing Base Eligible Assets that are Eligible Government Securities and which mature in two (2) years or less, but more than one (1) year,

plus                         (v)           ninety percent (90%) of the aggregate Asset Value of all Borrowing Base Eligible Assets that are Eligible Government Securities and which mature in three (3) years or less, but more than two (2) years,

plus                         (vi)          eighty-eight percent (88%) of the aggregate Asset Value of all Borrowing Base Eligible Assets that are Eligible Government Securities and which mature in five (5) years or less, but more than three (3) years,

plus                         (vii)         eighty-four percent (84%) of the aggregate Asset Value of all Borrowing Base Eligible Assets that are Eligible Government Securities and which mature in ten (10) years or less, but more than five (5) years,

plus                         (viii)        seventy-nine percent (79%) of the aggregate Asset Value of all Borrowing Base Eligible Assets that are Eligible Government Securities and which mature in more than ten (10) years,

plus                         (ix)           ninety-five percent (95%) of the aggregate Asset Value of all Borrowing Base Eligible Assets that are Eligible Commercial Paper,

plus                         (x)            ninety-five percent (95%) of the aggregate Asset Value of all Borrowing Base Eligible Assets that are Eligible 2a-7 Interests,

plus                         (xi)           eighty percent (80%) of the aggregate Asset Value of all Borrowing Base Eligible Assets that are Class A Bond Assets,

plus                         (xii)          seventy-two percent (72%) of the aggregate Asset Value of all Borrowing Base Eligible Assets that are Class B Bond Assets,

plus                         (xiii)         sixty-two percent (62%)of the aggregate Asset Value of all Borrowing Base Eligible Assets that are Class C Bond Assets,

plus                         (xiv)        fifty-eight percent (58%) of the aggregate Asset Value of all Borrowing Base Eligible Assets that are Class D Bond Assets,

plus                         (xv)         forty-five percent (45%) of the aggregate Asset Value of all Borrowing Base Eligible Assets that are Class E Bond Assets,

plus                         (xvi)        twenty-eight percent (28%) of the aggregate Asset Value of all Borrowing Base Eligible Assets that are Class F Bond Assets,

plus                         (xvii)       eighty percent (80%) of the aggregate Asset Value of all Borrowing Base Eligible Assets that are Class A Loan Assets,

plus                         (xviii)      seventy percent (70%) of the aggregate Asset Value of all Borrowing Base Eligible Assets that are Class B Loan Assets,

plus                         (xix)         sixty percent (60%) of the aggregate Asset Value of all Borrowing Base Eligible Assets that are Class C Loan Assets,

plus                         (xx)          fifty percent (50%) of the aggregate Asset Value of all Borrowing Base Eligible Assets that are Class D Loan Assets.

“Borrowing Base Eligible Asset” means any Pool Asset other than any Pool Asset that constitutes a Foreign Currency Asset, a Foreign Security System Asset, a Non-OECD Asset, a Derivatives Transaction, Margin Stock, an Equity Security (other than Eligible 2a-7 Interests), an Other Excluded Pool Asset or an Asset which is the subject of Derivatives Transactions, reverse repurchase agreement, dollar roll or securities lending transactions, or an Asset held by a sub-custodian which is not located in the United States.

“Borrowing Base Excess Amount” means the sum of:

(i)                                     the amount by which the aggregate Adjusted Asset Value of all Borrowing Base Eligible Assets issued or guaranteed by or owing from the same Person (other than Cash, Eligible Government Securities and Eligible 2a-7 Interests) exceeds five percent (5%) of the Borrowing Base Amount;

plus                         (ii)           the amount by which the aggregate Adjusted Asset Value of all Borrowing Base Eligible Assets issued or guaranteed by or owing from any Person in a single Industry Class as determined by the Borrower exceeds twenty percent (20%) of the Borrowing Base Amount; provided, that if the Agent determines in its sole reasonable discretion that the Borrower has misidentified the Industry Class applicable to any such Borrowing Base Eligible Asset, the Industry Class as determined by the Agent shall be conclusive and binding commencing on the tenth (10th) Business Day after notice thereof to the Borrower, unless and until the Agent shall have received evidence supporting in reasonable detail (as determined by the Agent) the Borrower’s classification thereof;

plus                         (iii)          the amount by which the aggregate Adjusted Asset Value of all Borrowing Base Eligible Assets that are Foreign Assets exceeds twenty-five percent (25%) of the Borrowing Base Amount;

plus                         (iv)          the amount by which the aggregate Adjusted Asset Value of all Borrowing Base Eligible Assets that are Foreign Assets in respect of which the issuers or guarantors are organized under the laws of (x) the same OECD Country (other than England or Canada) exceeds ten percent (10%) of the Borrowing Base Amount, (y) England exceeds fifteen percent (15%) of the Borrowing Base Amount, and (z) Canada exceeds fifteen percent (15%) of the Borrowing Base Amount;

plus                         (v)           the amount by which the aggregate Adjusted Asset Value of all Borrowing Base Eligible Assets that are Class E Bond Assets, Class F Bond Assets, Class C Loan Assets or Class D Loan Assets exceeds twenty percent (20%) of the Borrowing Base Amount;

plus                         (vi)          the amount by which the aggregate Adjusted Asset Value of all Borrowing Base Eligible Assets that are not rated by either S&P or Moody’s exceeds twenty-five percent (25%) of the Borrowing Base Amount;

plus                         (vii)         the amount by which the aggregate Adjusted Asset Value of all Borrowing Base Eligible Assets that are Distressed Assets (other than Class C Loan Assets) exceeds ten percent (10%) of the Borrowing Base Amount;

plus                         (viii)        the amount by which the aggregate Adjusted Asset Value of all Borrowing Base Eligible Assets that are Loan Assets each of which has a scheduled maturity date later than the tenth (10th) anniversary after the then current Determination Date, exceeds ten percent (10%) of the Borrowing Base Amount;

plus                         (ix)           the amount by which the aggregate Adjusted Asset Value of all Borrowing Base Eligible Assets that are Eligible 2a-7 Interests exceeds twenty percent (20%) of the Borrowing Base Amount;

plus                         (x)            the amount by which the aggregate Adjusted Asset Value of all Borrowing Base Eligible Assets that are Pricing Committee Valued Assets exceeds five percent (5%) of the Borrowing Base Amount.

“Borrowing Base Test” means as of any date of determination that the Borrowing Base shall be equal to or greater than the Credits Outstanding.

“Borrowing Date” shall have the meaning assigned to such term in Section 2.02.

“Business Day” means any day on which (i) banks are not authorized or required to close in New York City or the New York Stock Exchange is not authorized or required to close, and (ii) if this definition of “Business Day” is utilized in connection with a Eurodollar Advance, dealings in dollar deposits are carried out in the London interbank market.

“Cash” means a demand deposit of United States Dollars immediately available on the day in question in an account maintained by the Custodian.

“Citibank” means Citibank, N.A. and its successors.

“Class A Bond Assets” means, as of any date of determination, all Borrowing Base Eligible Assets related to corporate bond obligations which obligations are rated as of such date of determination no less than “BBB-” from S&P and “Baa3” from Moody’s, or which, if rated only by S&P or Moody’s, shall be rated no less than “BBB-” from S&P or “Baa3” from Moody’s, or which, if unrated, are in the reasonable judgment of the Investment Manager of equivalent credit quality.

“Class B Bond Assets” means, as of any date of determination, all Borrowing Base Eligible Assets related to corporate bond obligations (i) that are not Class A Bond Assets and (ii) which obligations are rated as of such date of determination no less than “BB-” from S&P and “Ba3” from Moody’s, or which, if rated only by S&P or Moody’s, shall be rated no less than “BB-” from S&P or “Ba3” from Moody’s, or which, if unrated, are in the reasonable judgment of the Investment Manager of equivalent credit quality.

“Class C Bond Assets” means, as of any date of determination, all Borrowing Base Eligible Assets related to corporate bond obligations (i) that are not Class A Bond Assets or Class B Bond Assets and (ii) which obligations are rated as of such date of determination no less than “B” from S&P and “B2” from Moody’s, or which, if rated only by S&P or Moody’s, shall be rated no less than “B” from S&P or “B2” from Moody’s, or which, if unrated, are in the reasonable judgment of the Investment Manager of equivalent credit quality.

“Class D Bond Assets” means, as of any date of determination, all Borrowing Base Eligible Assets related to corporate bond obligations (i) that are not Class A Bond Assets, Class B Bond Assets or Class C Bond Assets and (ii) which obligations are rated as of such date of determination no less than “B-” from S&P and “B3” from Moody’s, or which, if rated only by S&P or Moody’s, shall be rated no less than “B-” from S&P or “B3” from Moody’s, or which, if unrated, are in the reasonable judgment of the Investment Manager of equivalent credit quality.

“Class E Bond Assets” means, as of any date of determination, all Borrowing Base Eligible Assets related to corporate bond obligations (i) that are not Class A Bond Assets, Class B Bond Assets, Class C Bond Assets or Class D Bond Assets and (ii) which obligations are rated as of such date of determination no less than “CCC” from S&P and “Caa2” from Moody’s, or which, if rated only by S&P or Moody’s, shall be rated no less than “CCC” from S&P or “Caa2” from Moody’s, or which, if unrated, are in the reasonable judgment of the Investment Manager of equivalent credit quality.

“Class F Bond Assets” means, as of any date of determination, all Borrowing Base Eligible Assets related to corporate bond obligations that are Distressed Assets, or which obligations are rated as of such date of determination less than “CCC” from S&P or “Caa2” from Moody’s, or which, if unrated either (x) are in the reasonable judgment of the Investment Manager of equivalent credit quality, or (y) have not been assigned any equivalent rating by the Investment Manager.

“Class A Loan Assets” means, as of any date of determination, all Borrowing Base Eligible Assets related to corporate loan obligations (i) that are not Distressed Assets and (ii) in respect of which the Asset Value shall be greater than or equal to ninety percent (90%) of the par value of such Borrowing Base Eligible Asset as of such date of determination.

“Class B Loan Assets” means, as of any date of determination, all Borrowing Base Eligible Assets related to corporate loan obligations (i) that are not Distressed Assets and (ii) in respect of which the Asset Value shall be less than ninety percent (90%) of the par value of such Borrowing Base Eligible Asset as of such date of determination.

“Class C Loan Assets” means, as of any date of determination, all Borrowing Base Eligible Assets related to corporate loan obligations (i) that are Distressed Assets and (ii) in respect of which the Asset Value shall be greater than or equal to ninety percent (90%) of the par value of such Borrowing Base Eligible Asset as of such date of determination.

“Class D Loan Assets” means, as of any date of determination, all Borrowing Base Eligible Assets related to corporate loan obligations (i) that are Distressed Assets and (ii) in respect of which the Asset Value shall be less than ninety percent (90%) of the par value of such Borrowing Base Eligible Asset as of such date of determination.

“Closing Date” means the first date on which the conditions precedent specified in Section 3.01 had been fully satisfied.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Collateral Account” shall have the meaning assigned to such term in the Control Agreement.

“Conduit Lender” means each of                                          ,                                        and              , together with their respective successors and assigns that constitute special purpose entities that issue commercial paper notes or other debt securities.

“Consent Date” shall have the meaning ascribed to such term in Section 2.10(b).

“Control Agreement” means the Control Agreement, dated as of September 24, 2004 among the Borrower, the Agent and the Custodian, as the same may from time to time be amended, supplemented, waived or modified.

“Credits Outstanding” means at any time a determination thereof is made, an amount equal to the sum of (i) the outstanding principal amount of all Advances, plus (ii) any unpaid and past due Yield accrued on the outstanding Advances, plus (iii) the Yield that would accrue on the outstanding principal amount of the Advances through the thirty (30) day period following such date of determination, computed by reference to the Assignee Rate based upon the Eurodollar Rate and the Applicable Margin for a thirty (30) day period in effect as of the time of determination, plus (iv) the Aggregate Custodian’s Advance Amount.

“Custodial Agreement” means the Custody Agreement dated as of                   (as modified to include the Borrower as a party thereto effective as of                 between the Borrower and the Custodian, as the same may from time to time be amended, amended and restated, supplemented, waived or modified and any successor custodian contract as permitted under this Agreement.

“Custodian” means State Street Bank and Trust Company, as custodian under the Custody Agreement, together with its permitted successors and assigns.

“Custodian’s Overdraft Advances” means any advance of cash or securities by the Custodian pursuant to the Custodial Agreement.

“Debt” means with respect to any Person, at any date, without duplication, (i) all obligations of such Person for borrowed money, including without limitation, all obligations of such Person which are evidenced by letters of credit or letter of credit reimbursement arrangements, (ii) all obligations of such Person evidenced by bonds, debentures, notes, acceptances or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) payment obligations, fixed or contingent, under investment, financial derivative or similar contracts (other than covered short sales), and (vii) all Debt of others Guaranteed by such Person.

“Default” means any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.

“Derivatives Transaction” means any financial futures contract, option, forward contract, warrant, swap, swaption, collar, floor, cap or other agreement, instrument and derivative and other transactions of a similar nature (whether currency linked, index linked, insurance risk linked, credit risk linked or otherwise).

“Determination Date” means (i) each Borrowing Date, (ii) the second Business Day of each calendar week, and (iii) during the continuance of a Default or an Event of Default, each Business Day designated as a “Determination Date” by the Agent in its sole discretion.

“Distressed Asset” means any Pool Asset (i) which is the subject of a bankruptcy, insolvency, liquidation or other similar proceedings or in the case of any Loan Asset, the related Obligor is the subject of any such proceeding, (ii) which is in default beyond the applicable grace period, if any, as to payment of principal or interest under the instruments or agreements under which they were issued or otherwise evidenced, (iii) if such Asset is a Loan Asset (x) in respect of which the Obligor thereof shall have failed to make any payment when due (whether by scheduled maturity, required prepayment, accelerated demand or otherwise) beyond any period of grace provided with respect thereto, or (y) which is otherwise classified by the Borrower as “non-performing” pursuant to GAAP, or (iv) which is rated lower than “Caa2” by Moody’s or lower than “CCC” by S&P or which, if unrated, is in the reasonable judgment of the Investment Manager of equivalent credit quality.

“Dollars” and “$” mean lawful money of the United States of America.

“Eligible 2a-7 Interests” means interests acquired by the Borrower in the Cash Sweep Series I or Money Market Series (each, a “2a-7 Fund”), each being a series of Liquidity Series, LLC provided that at all times (i) such 2a-7 Fund meets the requirements of SEC Rule 2a-7 under the Investment Company Act, (ii) such 2a-7 Fund holds itself out as a money market fund, (iii) the Investment Manager or an Affiliate of the Investment Manager acts as investment manager for such 2a-7 Fund, (iv) such 2a-7 Fund is identified as a money market fund operating in compliance with Rule 2a-7 in any of its disclosure documents, and (v) such 2a-7 Fund is exempt from registration under the Investment Company Act pursuant to 3(c)(1) or 3(c)(7) thereof and is in full compliance with the terms of U.S. Securities and Exchange Commission Investment Company Act Release No. 25100 (August 2, 2001).

“Eligible Assignee” means Citicorp North America, Inc., Citibank, any of their respective Affiliates, any Person managed by Citibank, Citicorp North America, Inc. or any of their respective Affiliates, any Secondary Lender party to this Agreement as of the Closing Date or any of its Affiliates, or any commercial bank or, subject to the Borrower’s consent as set forth in Section 9.06(a), any other financial institution, in each case acceptable to the Agent.

“Eligible Commercial Paper” means a promissory note issued in the commercial paper market by an obligor having its principal office in the United States, having a maturity of not more than 270 days and which (i) if rated by both S&P and Moody’s is rated at least A-1 by S&P and at least P-1 by Moody’s, and (ii) if rated by S&P or Moody’s (but not both), is rated at least A-1 by S&P or at least P-1 by Moody’s.

“Eligible Government Securities” means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than treasury bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“Equity Securities” means common and preferred stock, membership interests or partnership interests and securities that are convertible into common or preferred stock, membership interests or partnership interests, including without limitation common stock purchase warrants and rights, equity interests in trusts, partnerships, limited liability companies, joint ventures or similar enterprises and depositary receipts, but excluding equity securities that are attached to, or part of a unit with debt securities.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Group” means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Eurocurrency Liabilities” shall have the meaning assigned to such term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Additional Yield” means additional Yield on the outstanding principal of each Advance during the Settlement Period in respect of such Advance in respect of which Yield is computed by reference to the Eurodollar Rate, for such Settlement Period, at a rate per annum equal at all times during such Settlement Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Settlement Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to one-hundred percent (100%) minus the Eurodollar Rate Reserve Percentage of the applicable Lender or Secondary Lender, as the case may be, for such Settlement Period.

“Eurodollar Rate” means, for any Advance for any Settlement Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Settlement Period, as the rate for Dollar deposits with a maturity comparable to such Settlement Period.  In the event that such rate is not available at such time for any reason, then the “Eurodollar Rate” shall be the rate at which Dollar deposits in an amount substantially equal to the outstanding principal amount of such Advance and for a maturity comparable to such Settlement Period are offered by the principal London office of Citibank in immediately available funds in the London interbank market at approximately 11:00 A. M. (London time) two (2) Business Days prior to the commencement of such Settlement Period, as determined by the Agent.

“Eurodollar Rate Advance” means an Advance the Yield on which is computed with reference to the Eurodollar Rate.

“Eurodollar Rate Reserve Percentage” for any Settlement Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Settlement Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Settlement Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for any Lender or any Secondary Lender, if applicable to an Advance, with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term comparable to such Settlement Period.

“Event of Default” means any of the events, acts or occurrences set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Facility” shall have the meaning assigned to such term in Section 9.09(a).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Citibank from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” means, collectively, (i) that certain letter agreement dated as of                         between the Borrower and the Agent, and (ii) each other fee letter, if any, entered into between the Borrower and the Secondary Lenders, in each case, as the same may from time to time be amended, supplemented, waived or modified.

“Foreign Asset” means any Pool Asset issued or guaranteed by any Person organized under the laws of any OECD Country (other than the United States of America), and, in the case of any Loan Asset, any Loan Asset the Obligor of which is organized under the laws of any OECD Country (other than the United States of America).

“Foreign Currency Asset” means any Pool Asset which is denominated or payable in a currency other than Dollars.

“Foreign Security System Asset” shall have the meaning assigned to such term in the Control Agreement.

“Fundamental Change” shall have the meaning assigned to such term in Section 5.02(d).

“GAAP” means generally accepted accounting principles in the United States, in effect from time to time, consistently applied.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing with all Authorities.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Industry Class” means any industry class set forth on Schedule III hereto, as such Schedule III may be amended and supplemented from time to time in accordance with this Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Investment Manager” means                                   , together with its permitted successors and assigns.

“Investment Policies and Restrictions” means the provisions dealing with investment objectives, policies, distributions, investment restrictions, tender offers, repurchases, leverage and diversified status as set forth in the Prospectus, as such provisions may be supplemented, amended or modified as authorized by the Board of Directors of the Borrower (copies of which authorizations as of the Closing Date are attached hereto as Schedule IV) as permitted under this Agreement and which may be reflected, if required or deemed appropriate by the Borrower under Applicable Law, in an amendment, supplement or modification to the Prospectus or another SEC filing.

“Investor Report” means the Investor Report of the Borrower substantially in the form of Schedule I hereto.

“Law” means any code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Authority, or any particular section, part or provision thereof.

“Lenders” means the Conduit Lenders, together with all Persons which acquire any interest in any Advance under the Asset Purchase Agreement.

“Lender Rate” for each day during a Settlement Period for any Advance means to the extent a Conduit Lender funds such Advance on such day by issuing commercial paper notes, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Conduit Lender from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those commercial paper notes issued by such Conduit Lender that are allocated, in whole or in part, by the Agent (on behalf of such Conduit Lender) to fund the making or maintenance of such Advance on such day as determined by the Agent (on behalf of such Conduit Lender) and reported to the Borrower, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such commercial paper notes by the Agent on behalf of such Conduit Lender; provided, however, that if any component of such rate is a discount rate, in calculating the “Lender Rate” for such day the Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“Letter Agreement” means the Letter Agreement dated as of                      from the Investment Manager to the Agent on behalf of the Secured Parties, as the same may from time to time be amended, supplemented, waived or modified.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement or preferential arrangement, or other claim or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any effective financing statement under the UCC or comparable law of any jurisdiction), in each case, in, of or on any Person’s assets or properties in favor of any other Person.

“Liquidation Fee” means, in respect of any Advance (other than an Advance that bears interest at the Alternate Base Rate) for any Settlement Period during which the principal on such Advance is repaid by the Borrower in whole or in part upon less than ten (10) days prior written notice, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Settlement Period) which would have accrued during such Settlement Period on the reduction of the outstanding principal amount of such Advance relating to such Settlement Period had such reductions remained as outstanding principal, exceeds (ii) that income, if any, received by the applicable Conduit Lender’s investing the proceeds of such reductions of principal.

“Loan Asset” means any Asset that is a direct interest in or a participation interest in or by assignment, or novation or otherwise of, a loan or other extension of credit (other than a Bond Asset).

“Loan Documents” means with respect to any Loan Asset, each loan agreement, promissory note, participation certificate, collateral security agreement, guarantee and any other agreement or document evidencing, securing, governing or executed in connection with such Loan Asset, including without limitation, the agreements and instruments in respect of which the Borrower acquired such Loan Asset.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the ability of the Borrower to fully perform its obligations under this Agreement or any other Program Document to which it is a party, (ii) any Secured Party’s right, title and interest in the Pledged Collateral, the Related Security or on the rights and remedies of any Secured Party under any Program Document, or (iii) the business, financial condition or operations of the Borrower.

“Maturity Date” means the Termination Date (or if such day is not a Business Day, the Business Day immediately preceding such date) or such earlier date as provided in Section 6.01.

“Moody’s” means Moody’s Investors Service, Inc., together with its successors.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Non-Funding Notice” shall have the meaning assigned to such term in Section 2.02.

“Non-OECD Asset” means any Pool Asset issued or guaranteed by any Person organized outside of any OECD Country, and, in the case of any Loan Asset, any Loan Asset the Obligor of which is organized outside of any OECD Country.

“Notice of Borrowing” shall have the meaning assigned to such term in Section 2.02.

“Notice of Exclusive Control” shall have the meaning assigned to such term in the Control Agreement.

“Obligor” means in respect of any Loan Asset, the Person primarily obligated under the related Loan Documents to repay the loan or extension of credit which is the subject of such Loan Asset.

“OECD Country” means any country which is a member of the Organization for Economic Cooperation and Development and which has a sovereign credit rating for “foreign currency” of at least “AA-” and “Aa3” from S&P and Moody’s, respectively.

“Origination Date” means, in respect of any Loan Asset, the initial date on which the proceeds of the loan or other extension of credit which is the subject of such Asset was advanced to or for the account of the related Obligor, or, in the case of any Bond Asset, the initial date on which the proceeds of the issuance of such securities which is the subject of such Asset was advanced to the issuer thereof.

“Other Excluded Pool Asset” means any Pool Asset, (x) if such Pool Asset is a Loan Asset:

(i)  such Loan Asset is part of a syndicated credit facility (including the total amount of all revolving loan commitments and term loans) with an aggregate commitment amount of all loans under such facility on the Origination Date of such Loan Asset of less than $50,000,000, or

(ii)  such Loan Asset relates to Loan Documents in which the Borrower’s interest (direct or participating) in the aggregate outstanding principal amount of all loans thereunder is more than thirty-three and one third percent (33 1/3%), or

(iii)  such Loan Asset has a remaining term to the scheduled maturity date thereof which is more than fifteen (15) years, or

(iv)  if the Borrower’s interest therein is a participation interest, the credit rating of the related Selling Institution is less than “A-” from S&P or “A3” from Moody’s, or

(v)  in respect of such Loan Asset, the grant of the security interest in such Loan Asset contemplated by this Agreement shall be prohibited under any applicable anti-assignment or pledge provisions where such prohibition is enforceable under Applicable Law; and

(y) if such Pool Asset is a Bond Asset:

(i)  such Bond Asset is part of an issuance of corporate debt securities with an original aggregate principal amount as of the Origination Date of such Bond Asset of less than $50,000,000, or

(ii)  such Bond Asset has a remaining term to the scheduled maturity date thereof which is more than thirty (30) years.

“Other Taxes” shall have the meaning assigned to such term in Section 9.03(b).

“Percentage” of any Secondary Lender means, (a) with respect to Citibank and each other Secondary Lender party to this Agreement as of the Closing Date, the percentage set forth on the signature page to this Agreement, or such amount as adjusted by any Assignment and Acceptance entered into with an Eligible Assignee, or (b) with respect to a Secondary Lender that has entered into an Assignment and Acceptance, the amount set forth therein as such Secondary Lender’s Percentage, or such amount as adjusted by an Assignment and Acceptance entered into between such Secondary Lender and an Eligible Assignee; in each case as such Percentage may be adjusted from time to time concurrently with any adjustment of the Total Commitment pursuant to the terms of this Agreement and shall then be the ratio, stated as a percentage, of (i) such Secondary Lender’s Secondary Lender Commitment at such time (or, if the Secondary Lender Commitments have been terminated pursuant to the terms hereof, such Secondary Lender’s Secondary Lender Commitment immediately prior to such termination) to (ii) the Total Commitment at such time.

“Permitted Debt” means (i) Debt arising under this Agreement or the other Program Documents to the Secured Parties, (ii) Debt in favor of the Custodian relating to Custodian Overdraft Advances incurred in the ordinary course of the Borrower’s business, (iii) Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default and so long as execution is not levied thereunder or in respect of which the Borrower (A) shall at the time in good faith be diligently prosecuting an appeal or proceeding for review and in respect of which a stay of execution shall have been obtained pending such appeal or review or (B) shall have obtained an unsecured performance bond in respect of such judgment or award, and (iv) Debt (other than Debt for borrowed money) arising in connection with transactions in the ordinary course of the Borrower’s business in connection with its purchasing of securities, and in connection with Derivatives Transactions, reverse repurchase agreements or dollar rolls to the extent such transactions are permitted under the Investment Company Act and do not contravene the Borrower’s Investment Policies and Restrictions.

“Permitted Liens” means in respect of any Asset of the Borrower (i) Liens of any Secured Party created by or pursuant to this Agreement and the Control Agreement, (ii) Liens of the Custodian securing the Custodian’s Overdraft Advances in an amount not to exceed fifteen percent (15%) of the net asset value of Borrower, (iii) Liens incidental to the conduct of the Borrower’s business securing the performance of fee and expense obligations to the Custodian and other similar agents which are providing services in respect of the Borrower’s Assets arising in the ordinary course of the Borrower’s business which are not overdue for a period in excess of thirty (30) days, (iv) Liens in respect of Debt permitted under clause (iv) of the definition of Permitted Debt, (v) Liens (other than non-possessory Liens which pursuant to Applicable Law are, or may be, entitled to take priority (in whole or in part) over prior, perfected liens and security interests) with respect to taxes, assessments or other governmental charges or levies which are not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, and for any unsatisfied judgments described in clause (iii) of the definition of Permitted Debt, and, in each case, with respect to which adequate reserves or other appropriate provisions have been set aside in accordance with GAAP, provided that enforcement of such Liens is stayed pending such contest, (vi) statutory Liens of suppliers, mechanics, carriers, materialman, warehousemen or workmen and other similar Liens imposed by operation of law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions have been set aside in accordance with GAAP, provided that enforcement of such Liens is stayed pending such contest.

“Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Pledged Collateral” shall have the meaning assigned to such term in Section 7.01.

“Pool Asset” means an Asset which the Borrower is permitted to purchase in accordance with Investment Policies and Restrictions and which the Borrower owns free and clear of all Liens (other than Permitted Liens).

“Post-Default Rate” means in respect of any payment of principal on any outstanding Advance not paid within one (1) Business Day after the due date thereof (whether at stated maturity, by acceleration or otherwise) and in respect of any payment of any other Borrower Obligation not paid within three (3) Business Days after the due date thereof including Yield on any outstanding Advances (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on such date until such amount is paid in full equal to the Alternative Base Rate as in effect from time to time plus                percent (     %).

“Pricing Committee Value Assets” means Borrowing Base Eligible Assets the Asset Value of which (i) is determined by a pricing committee under the supervision of the board of directors of the Borrower, and (ii) can not be determined by independent market quotations or by another independent recognized pricing source.

“Principal Office” means the principal office of Citibank presently located at 399 Park Avenue, New York, New York.

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Authorities) including, without limitation, those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

“Proceeds” shall have, with reference to any asset or property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.

“Product Information” shall have the meaning assigned to such term in Section 9.09(a).

“Program Documents” means this Agreement, the Advance Notes, the Letter Agreement, the Asset Purchase Agreement, the Control Agreement, the Fee Letters and the other agreements, documents and instruments entered into or delivered in connection herewith or therewith.

“Prospectus” means with respect to the Borrower, the prospectus dated July 27, 2004, filed with the SEC as a part of the Borrower’s registration statement on Form N-2, as amended (or any successor SEC form), and shall include, without limitation, the related statement of additional information, if any, included in such registration statement, and all supplements, amendments and modifications thereto as of the Closing Date, and as further supplemented, amended or modified in accordance with Applicable Law, including, without limitation, the Securities Act and the Investment Company Act.

“Register” shall have the meaning assigned to such term in Section 9.06(f).

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Security” shall have the meaning assigned to such term in Section 7.01.

“S&P” means Standard & Poor’s Ratings Group, together with its successors.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Securities Act, the Investment Company Act or the Exchange Act.

“Secondary Lender Commitment” means (a) with respect to each Secondary Lender party to this Agreement as of the Closing Date, the amount set forth on such Secondary Lender’s signature page to this Agreement, as such amount shall be adjusted by any Assignment and Acceptance entered into between such Secondary Lender and an Eligible Assignee, or (b) with respect to a Secondary Lender that has entered into an Assignment and Acceptance, the amount set forth therein as such Secondary Lender’s “Secondary Lender Commitment”, in each case as such amount may be adjusted by an Assignment and Acceptance entered into between such Secondary Lender and an Eligible Assignee, and as may be further reduced (or terminated)

pursuant to the next sentence.  Any reduction (or termination) of the Total Commitment pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Secondary Lender’s Secondary Lender Commitment.

“Secondary Lender Stated Expiration Date” means                   , or any subsequent date to which the Secondary Lender Stated Expiration Date may have been extended pursuant to the terms of Section 2.10(b).

“Secondary Lenders” means Citibank, N.A. and each Eligible Assignee that becomes a party to this Agreement pursuant to Section 9.06.

“Secured Parties” means the Agent, the Lenders, the Secondary Lenders and their respective successors and permitted assigns.

“Secured Party Representatives” shall have the meaning assigned to such term in Section 9.09(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.

“Selling Institution” means in respect of any Loan Asset which constitutes a participation interest, the Person which has granted or sold to the Borrower a participation interest in the loan or other extension of credit which is the subject of such Loan Asset.

“Settlement Date” means (i) the second Business Day following the twenty-fourth calendar day of each month, and (ii) the Maturity Date.

“Settlement Period” means in respect of any Advance:

(a)  in the case of any Settlement Period in respect of which Yield is computed by reference to the Lender Rate, the period beginning on the date such Advance was made and ending on the twenty-fourth calendar day of the calendar month in which such Advance was made (or, if such Advance is made on or after the twenty-fourth calendar day of any calendar month, such period shall end on the twenty-fourth calendar day of the calendar month following the calendar month in which such Advance was made) and, unless the applicable Conduit Lender shall have notified the Agent and the Borrower that such Advance will not continue to be funded by such Conduit Lender through the issuance of commercial paper (in which case such Advance shall be automatically continued at the end of the then current Settlement Period as an Advance in respect of which Yield shall be computed by reference to the Alternate Base Rate), thereafter each successive period commencing on the twenty-fifth calendar day of each calendar month during the term of this Agreement and ending on the twenty-fourth calendar day of the next succeeding calendar month during the term of this Agreement; provided, however, that in the case of any Settlement Period for any Advance which commences before the Maturity Date for such Advance and would otherwise end on a date occurring after such Maturity Date, such Settlement Period shall end on such Maturity Date;

(b)  in the case of any Settlement Period in respect of which Yield is computed by reference to the Eurodollar Rate, each successive period of one month, two months or three months at the Borrower’s option on notice from the Borrower received by the Agent not later than 11:00 a.m. (New York City time) on the day which occurs two (2) Business Days prior to the first day of such Settlement Period; provided, however, that if the Agent shall not have received such notice, before 11:00 a.m. (New York City time) on such day, such Settlement Period shall be of a duration as shall be selected by the Agent and Yield in respect thereof shall be computed by reference to the Alternate Base Rate; and

(c)  in the case of any Settlement Period in respect of which Yield is computed by reference to the Alternate Base Rate, such Settlement Period shall be of such duration as shall be selected by the Agent; provided, that upon notice from the Borrower received by the Agent in compliance with clause (b) above the Borrower may convert any Advance in respect of which Yield is computed based on the Alternate Base Rate to an Advance in respect of which Yield is computed by reference to the Eurodollar Rate.

“Taxes” shall have the meaning assigned to such term in Section 9.03(a).

“Termination Date” means the date which is the earliest to occur of (i) the Secondary Lender Stated Expiration Date, and (ii) the date on which the Total Commitment shall terminate pursuant to Section 2.10 or Section 6.01.

“Total Commitment” means $                  , as such amount may be adjusted pursuant to Section 2.10.  References to the unused portion of the Total Commitment shall mean, at any time, the Total Commitment then in effect, minus the outstanding principal amount of the Advances.

“Transaction Agent” means a commercial bank, insurance company, finance company or other financial institution that is acting as agent under the Loan Documents relating to any Loan Asset.

“UCC” means the Uniform Commercial Code, as from time to time in effect in the applicable jurisdictions.

“Value” shall have the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.

“Weekly Portfolio Report” shall have the meaning assigned to such term in Section 5.01(e)(viii).

“Withdrawal Notice” shall have the meaning assigned to such term in Section 2.02.

“Yield” means for each Advance for each Settlement Period:

(i)  for each day during such Settlement Period to the extent such Advance will be funded on such day by a Conduit Lender through the issuance of commercial paper notes,

LR x  P   +  LF
360         .

(ii)  for each day during such Settlement Period to the extent such Advance will not be funded on such day through the issuance of commercial paper notes,

AR x P   +  LF
360         .

where:

AR                                                      =              the Assignee Rate for such Advance for such Settlement Period

P                                                                 =              the outstanding principal amount of such Advance on such day

LR                                                         =              the Lender Rate for such Advance on such day

LF                                                          =              the Liquidation Fee, if any, for such Advance for such Settlement Period;

provided, further, that Yield for any Advance shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

Section 1.02.  Rules of Construction.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

Singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate.

The words “herein,” “hereof” and “hereunder” and other words of similar import used herein refer to this Agreement as a whole and not to any particular appendix, article, schedule, section, paragraph, clause, exhibit or other subdivision.

The headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof.

References in this Agreement to “including” shall mean including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

Each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement.

Section 1.03.  Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” both mean “to but excluding”.

ARTICLE II
ADVANCES TO THE BORROWER

Section 2.01.  Advance Facility.

On the terms and conditions hereinafter set forth, including without limitation, Sections 3.01, and 3.02, any Conduit Lender may, in its sole discretion, make Advances to the Borrower on any Borrowing Date from the date hereof to the Termination Date; provided, that each such Advance shall be made in amounts among the Conduit Lenders as determined in their sole discretion.  On the terms and conditions hereinafter set forth, including without limitation, Sections 3.01, and 3.02 and during the period from the date hereof to the Termination Date, the Secondary Lenders shall make Advances to the Borrower, ratably in accordance with their respective Secondary Lender Commitments, to the extent no Conduit Lender shall have elected to make such Advance.  Under no circumstances shall any Conduit Lender or any Secondary Lender be obligated to make any such Advance, to the extent that after giving effect to the making of such Advance (i) the aggregate principal amount of all outstanding Advances would exceed the Total Commitment, or (ii) the aggregate principal amount of all outstanding Advances funded by any Secondary Lender under this Agreement and funded by such Secondary Lender in its capacity as a purchaser under the Asset Purchase Agreement would exceed such Secondary Lender’s Secondary Lender Commitment.

Section 2.02.  Making of Advances.

The Borrower shall give the Agent written notice (which notice shall be irrevocable (unless the Borrower shall have delivered a Withdrawal Notice to the Agent in accordance with the provisions of this Section 2.02) and effective only upon receipt by the Agent) of each request for an Advance (each such request a “Notice of Borrowing”) not later than 12:00 noon (New York City time) on the day which is one (1) Business Day prior to the proposed borrowing date, which notice shall specify (i) the proposed borrowing date therefor (each such date, a “Borrowing Date”), and (ii) the principal amount of the proposed Advance.  Any such Notice of Borrowing shall be substantially in the form of Exhibit B hereto, dated the date such request is being made, and otherwise appropriately completed, and each Advance requested under such Notice of Borrowing (together with all other advances requested pursuant to such Notice of Borrowing) shall be in a principal amount of at least $1,000,000 and in integral multiples of $100,000 in excess thereof.  During the period prior to the Termination Date, each Conduit Lender shall promptly notify the Agent whether it has determined to make a proposed Advance, and the Agent shall promptly thereafter notify the Borrower whether any of the Conduit Lenders have determined to make such Advance.  If the Conduit Lenders have determined not to make a proposed Advance, the Agent shall promptly send notice thereof (each such notice a “Non-Funding Notice”) to the Borrower by telecopier, telex or cable not later than 9:00 a.m. (New York City time) on the proposed Borrowing Date.  Upon receipt of a Non-Funding Notice, the Borrower may withdraw its Notice of Borrowing without incurring any expenses under Section 2.08 only so long as the Borrower shall have delivered to the Agent written notice withdrawing such Notice of Borrowing (which notice shall be irrevocable and effective only upon receipt by the Agent, and each such withdrawal notice being a “Withdrawal Notice”) within three (3) hours following its receipt of such Non-Funding Notice (which three hours shall not include any period after 5:00 p.m. (New York City time) on any Business Day and prior to 8:00 a.m. (New York City time) on the next succeeding Business Day), and in any event not later than 12:00 noon (New York City time) on such proposed Borrowing Date.  If the Conduit Lenders have determined not to make a proposed Advance and the Borrower shall not have issued a Withdrawal Notice in accordance with the provisions of the preceding sentence, the Agent shall promptly send notice of the proposed Advance to all of the Secondary Lenders concurrently by telecopier, telex or cable specifying (1) the Borrowing Date for such Advance, (2) each Secondary Lender’s Percentage multiplied by the principal amount of such Advance, and (3) whether the Yield for such Advance is calculated based on the Eurodollar Rate or the Alternate Base Rate.  On any Borrowing Date the applicable Conduit Lenders or the Secondary Lenders shall, subject to the terms and conditions of this Agreement, make available to the Borrower at the Borrower’s Account the principal amount of the requested Advance in immediately available funds no later than 4:00 p.m. (New York City time).

Section 2.03.  Noteless Agreement; Evidence of Indebtedness.

(a)  Each Lender and each Secondary Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender or Secondary Lender, as applicable, resulting from each Advance made by such Lender or Secondary Lender, as applicable, from time to time, including the amounts of principal and Yield thereon and paid to such Lender or Secondary Lender, as applicable, from time to time hereunder.

(b)  The Agent shall maintain accounts in which it will record (i) the amount of each Advance made hereunder and the Settlement Period with respect thereto, (ii) the amount of any principal and Yield due and payable or to become due and payable from the Borrower to each Lender and each Secondary Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s and each Secondary Lender’s share thereof.

(c)  The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be rebuttable presumptive evidence of the existence and amounts of the Borrower Obligations therein recorded; provided, however, that the failure of the Agent, any Lender or any Secondary Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Borrower Obligations in accordance with their terms.

(d)  Any Lender and any Secondary Lender may request that its Advances be evidenced by an Advance Note.  In such event, the Borrower shall promptly prepare, execute and deliver to such Lender or Secondary Lender, as applicable, an Advance Note payable to the order of such Lender or Secondary Lender, as applicable.  Thereafter, the Advances evidenced by such Advance Note and interest thereon shall at all times (including after any assignment pursuant to Section 9.06) be represented by one or more Advance Notes payable to the order of the payee named therein or any assignee pursuant to Section 9.06, except to the extent that any such Lender or assignee subsequently returns any such Advance Note for cancellation and requests that such Advances once again be evidenced as described in paragraphs (a) and (b) above.  In connection with any assignment pursuant to Section 9.06, if such assigning Secondary Lender shall have an Advance Note issued to it, such assigning Secondary Lender shall promptly return its Advance Note to the Agent marked “cancelled”.

Section 2.04.  Maturity of the Advances.

The principal amount of and the unpaid Yield on each outstanding Advance shall be due and payable by the Borrower on the Maturity Date.

Section 2.05.  Prepayment of the Advances.

(a)  The Borrower shall have the right at any time and from time to time, upon prior written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing) to the Agent specifying the date and amount of such prepayment and received by the Agent not later than 11:00 a.m. (New York City time) one (1) Business Day’s prior to such proposed prepayment, to prepay all or a portion of the outstanding Advances, together with unpaid Yield thereon, on a Business Day; provided, that any such prepayment, if a partial prepayment, shall be at least $1,000,000 and in integral multiples of $100,000 in excess thereof; provided, further, that upon receipt of such prepayment notice the Agent shall promptly inform the Borrower whether the Yield in respect thereof includes a Liquidation Fee greater than zero, and, if such Liquidation Fee is greater than zero the Borrower may notify the Agent of its withdrawal of such prepayment notice.

(b)  If on any Determination Date the Borrower is not in full compliance with the Borrowing Base Test, the Borrower shall on the next succeeding Business Day after such Determination Date (I) notify the Agent of such failure to comply, and (II) prepay Advances and the Yield thereon and/or pledge to the Agent additional Borrowing Base Eligible Assets in an amount necessary to cause the Borrower to be in full compliance with the Borrowing Base Test on such next succeeding Business Day after such Determination Date; provided, however, that to the extent the Borrower does not have sufficient available funds and/or additional Borrowing

Base Eligible Assets to pledge to the Agent in order to fully cure such compliance shortfall on such next succeeding Business Day after such Determination Date, then the Borrower shall (i) on such next succeeding Business Day after such Determination Date prepay outstanding Advances in the amount of its available funds and pledge any Borrowing Base Eligible Assets, if applicable, to the Agent; (ii) no later than the close of business on the fifth Business Day following such Determination Date either (A) acquire and pledge to the Agent under this Agreement and the Control Agreement additional Borrowing Base Eligible Assets having an Asset Value in an aggregate amount sufficient to cause the Borrowing Base to be at least equal to (x) the Credits Outstanding multiplied by (y) 1.02, as determined on the second Business Day after such Determination Date, or (B) prepay Advances and the Yield thereon in an aggregate amount sufficient to cause the Borrowing Base to be at least equal to (x) the Credits Outstanding multiplied by (y) 1.02, as determined on the second Business Day after such Determination Date; and (iii) no later than the close of business on the second Business Day following such Determination Date, deliver to the Agent a certificate, signed by an Authorized Signatory of the Borrower, that (1) certifies the amount of the compliance shortfall, (2) specifies whether the Borrower shall either (x) prepay the Advances in accordance with clause (B) above, or (y) acquire additional Borrowing Base Eligible Assets in accordance with clause (A) above and specifies the identity and Asset Value of the Borrowing Base Eligible Assets for which the Borrower has entered into corrective trades in order to satisfy the requirements of clause (A) of this Section 2.05(b), and (3) certifies that the requirements of this Section 2.05(b) shall be satisfied on or prior to the fifth Business Day following such Determination Date.

(c)  If on any Determination Date the Borrower is not in full compliance with the Asset Coverage Test, the Borrower shall on the next succeeding Business Day after such Determination Date (I) notify the Agent of such failure to comply, and (II) prepay Advances and the Yield thereon in an aggregate amount sufficient to cause the Borrower to be in full compliance with the Asset Coverage Test on such next succeeding Business Day after such Determination Date, provided, however, that to the extent the Borrower does not have sufficient available funds to prepay the Advances in an amount sufficient to cure such compliance shortfall on such next succeeding Business Day after such Determination Date, then the Borrower shall (i) on such next succeeding Business Day after such Determination Date prepay outstanding Advances in the amount of its available funds; (ii) no later than the close of business on the fifth Business Day following such Determination Date either (A) acquire additional Pool Assets having an Asset Value in an aggregate amount sufficient to cause the Borrower to be in compliance with the Asset Coverage Test, as determined on the second Business Day after such Determination Date, or (B) prepay Advances and the Yield thereon in an aggregate amount sufficient to cause the Borrower to be in compliance with the Asset Coverage Test, as determined on the second Business Day after such Determination Date; and (iii) no later than the close of business on the second Business Day following such Determination Date, deliver to the Agent a certificate, signed by an Authorized Signatory of the Borrower, that (1) certifies the amount of the compliance shortfall, (2) specifies whether the Borrower shall either (x) prepay the Advances in accordance with clause (B) above, or (y) acquire additional Pool Assets in accordance with clause (A) above and specifies the identity and Asset Value of the Pool Assets for which the Borrower has entered into corrective trades in order to satisfy the requirements of clause (A) of this Section 2.05(c), and (3) certifies that the requirements of this Section 2.05(c) shall be satisfied on or prior to the fifth Business Day following such Determination Date.

(d)  The amount of each prepayment under this Section 2.05 shall be applied to the Advances in the order in which such Advances were made; provided, however, that the amount of such prepayment shall be applied first to any outstanding Advances in respect of which Yield is computed by reference to the Alternate Base Rate and then applied to any outstanding Advances in respect of which Yield is computed by reference to the Eurodollar Rate (with the amount of such prepayment being applied first to such Advances with the shorter Settlement Periods remaining).

Section 2.06.  Yield.

The Borrower hereby agrees to pay the Yield computed with reference to the principal amount of each Advance outstanding from time to time.  Yield accruing in respect of any Advance for any Settlement Period shall be due and payable on the Settlement Date immediately succeeding such Settlement Period and as required by Section 2.05.  It is the intention of the parties hereto that the Yield on the Advances shall not exceed the maximum rate permissible under applicable law.  Accordingly, anything herein or in any Advance Note to the contrary notwithstanding, in the event any Yield is charged to, collected from or received from or on behalf of the Borrower by the Lenders or the Secondary Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under the Program Documents (other than in respect of principal and Yield on Advances) and then to the reduction of the outstanding principal balance of the Advances.

Section 2.07.  Increased Costs.

(a)  If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements reflected in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any Applicable Law after the Closing Date or (ii) the compliance with any guideline issued by, or request from, any central bank or other Authority (whether or not having the force of law) after the Closing Date, there shall be any increase in the cost to any Lender or Secondary Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances to the Borrower, then the Borrower shall from time to time, promptly upon demand by such Lender or Secondary Lender pay to the Agent for the account of such Lender or Secondary Lender additional amounts sufficient to compensate such Lender or Secondary Lender for such increased cost.  A certificate specifying in reasonable detail as to the amount of such increased cost, submitted to the Borrower by the affected Lender or Secondary Lender, shall be conclusive and binding for all purposes, absent manifest error; provided, that, the Borrower’s obligation to compensate any affected Lender or Secondary Lender for the amount of any increased cost payable under this Section 2.07(a) specified in any such certificate delivered by such Person which has accrued or was incurred prior to the delivery of such certificate, shall be limited to amounts accrued or incurred by such affected Lender or Secondary Lender during the 120 day period preceding such Persons’ delivery of such certificate provided that if the event giving rise to such increased cost or reduction is retroactive, then the

120 day period referred to above shall be extended to include the period of the retroactive effect thereof.

(b)  If an Affected Person determines that compliance with any Applicable Law enacted or issued after the Closing Date or request from any central bank or other Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the Closing Date or the occurrence of any Accounting Based Consolidation Event after the Closing Date affects or would affect the amount of capital required or expected to be maintained by such Affected Person and that the amount of such capital is increased by or based upon the existence of such Affected Person’s commitment under the Program Documents or upon such Affected Person’s making, funding or maintaining Advances, then, promptly upon demand of such Affected Person (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in light of the circumstances.  A certificate setting forth in reasonable detail such amounts submitted to the Borrower by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.  Notwithstanding the foregoing, the Borrower shall have no obligation to an Affected Person for any additional amounts payable solely as a result of any Accounting Based Consolidation Event, unless such Affected Person shall have delivered to the Borrower at least ninety (90) days prior to such Affected Person’s initial request for compensation arising from such Accounting Based Consolidation Event, a written notice of its intent to demand reimbursement as a result of the occurrence of such Accounting Based Consolidation Event.

(c)  Each Affected Person agrees to use reasonable efforts to advise the Borrower promptly of the occurrence of any circumstances giving rise to a claim by it for reimbursement pursuant to the foregoing Sections 2.07(a) or 2.07(b), but subject to the last sentence of Sections 2.07(a) and 2.07(b) the failure to do so shall not affect or impair the Borrower’s obligations thereunder.

Section 2.08.  Compensation.

Without duplication of any amount due by the Borrower on account of any Liquidation Fee, the Borrower shall compensate each Affected Person, upon its written request (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by such Affected Person to lenders of funds borrowed by it to make or carry its Eurodollar Rate Advances and any loss sustained by such Affected Person in connection with the re-employment of such funds), which such Affected Person may sustain:  (i) if for any reason (other than a default by such Affected Person) a borrowing of any Eurodollar Rate Advance by the Borrower does not occur on a date specified therefor in the Notice of Borrowing (whether or not withdrawn), (ii) if any prepayment of any of the Borrower’s Eurodollar Rate Advances occurs on a date which is not the last day of a Settlement Period applicable thereto, (iii) if any prepayment of any of the Borrower’s Eurodollar Rate Advances is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any other default by the Borrower to repay its Eurodollar Rate Advances when required by the terms of this Agreement.

Section 2.09.  Additional Yield on Eurodollar Rate Advances.

So long as any Secondary Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, the Borrower shall pay to such Secondary Lender Eurodollar Additional Yield on the principal amount of each outstanding Advance on each date on which Yield is payable on such Advance.  Such Eurodollar Additional Yield shall be determined by such Secondary Lender and notified to the Borrower through the Agent within thirty (30) days after any Interest payment is made with respect to which such additional Yield is requested.  A certificate setting forth in reasonable detail as to such Eurodollar Additional Yield submitted to the Borrower and the Agent shall be conclusive and binding for all purposes, absent manifest error.

Section 2.10.  Termination or Reduction of the Total Commitment; Extension of Secondary Lender Stated Expiration Date.

(a)  The Borrower may at any time, upon thirty (30) days prior written notice to the Agent terminate in whole or reduce in part the unused portion of the Total Commitment; provided, that each such partial reduction of the Total Commitment shall be in an amount equal to at least $5,000,000 or an integral multiple thereof.

(b)  Within the period beginning 45 days and ending 30 days before the then effective Secondary Lender Stated Expiration Date, the Borrower may request in writing to the Agent and the Secondary Lenders that the Secondary Lender Stated Expiration Date (and each Secondary Lender’s “Purchase Termination Date” under (and as defined in) such Secondary Lender’s Asset Purchase Agreement) be extended for an additional period of 364 days, including the then effective Secondary Lender Stated Expiration Date as one of the days in the calculation of days elapsed.  Within 15 days after such request and in any event not later than the 30th day prior to the then effective Secondary Lender Stated Expiration Date (such 30th day being the “Consent Date”), each Secondary Lender may, in its sole discretion, agree to such extension to a new Secondary Lender Stated Expiration Date (and a new Purchase Termination Date under such Secondary Lender’s Asset Purchase Agreement) not more than 364 days following the then effective Secondary Lender Stated Expiration Date by giving written notice of such agreement to the Agent (and the failure to provide such notice shall be deemed to be a decision not to extend).  The Secondary Lender Commitment of each Secondary Lender that declines to extend with respect to the Total Commitment may, at the option of the Borrower, be replaced in accordance with Section 9.06 (but only to the extent a replacement Secondary Lender is then available) or the Total Commitment reduced.  All Borrower Obligations due to each Secondary Lender that declines to extend its Secondary Lender Commitment under this Section 2.10(b) shall be paid in full to the Agent for the account of each such Secondary Lender on the then effective Secondary Lender Stated Expiration Date (without giving effect to any such requested extension thereto).  Secondary Lenders having fifty-one percent (51%) or more of the Total Commitment and the Borrower must agree to any extension with respect to the Secondary Lender Stated Expiration Date (and the applicable Purchase Termination Dates) for any such extension to become effective.

Section 2.11.  Rescission or Return of Payment.

The Borrower further agrees that, if at any time all or any part of any payment theretofore made by it to any Secured Party or their designees is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or any of its affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such obligations, all as though such payment had not been made.

Section 2.12.  Fees Payable by Borrower.

The Borrower agrees to pay to the Agent and the Secondary Lenders such fees as are set forth in the Fee Letters.

Section 2.13.  Post-Default Interest.

The Borrower hereby promises to pay interest on the unpaid principal amount of each Advance and any other amount payable by the Borrower hereunder, in each case, which shall not be paid in full when due, for the period commencing on the due date thereof until but not including the date the same is paid in full at the Post-Default Rate.  Interest payable at the Post-Default Rate shall be payable on the Agent’s demand.

Section 2.14.  Payments.

(a)  All amounts owing and payable by the Borrower to the Agent, any Lender or any Secondary Lender, in respect of the Advances, including, without limitation, the principal thereof, Yield, fees, expenses or other amounts payable under the Program Documents, shall be paid in Dollars, in immediately available funds by wire transfer initiated on or prior to 11:00 a.m. (New York City time) on the date due without counterclaim, setoff, deduction, defense, abatement, suspension or deferment to the Agent’s Account.  Any payment initiated after 11:00 a.m. (New York City time) on any day shall be deemed to have been made on the next Business Day for all purposes of this Agreement.

(b)  All computations of interest at the Post-Default Rate and all computations of Yield, fees and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed.  Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall with respect to payments of principal be included in the computation of such payment or deposit.

(c)  Upon receipt of funds deposited into the Agent’s Account, the Agent shall distribute such funds, first to the Lenders and the Secondary Lenders in payment in full of all accrued and unpaid Yield then due and owing to the Lenders and Secondary Lenders, second to the Lenders, the Secondary Lenders or the Agent in payment of any other fees or other amounts then due and owing by the Borrower to the Lenders, the Secondary Lenders and the Agent under this Agreement and the other Program Documents (other than in respect of the principal amount of the Advances), and third to the payment of the principal amount of the Advances.

Section 2.15.  Ratable Payments.

If any Secondary Lender or Lender (other than a Conduit Lender), whether by set-off, bankers’ lien, counterclaim or otherwise, has payment made to it with respect to any Borrower Obligations owing to it in a greater proportion than that received by any other such Lender or Secondary Lender entitled to receive a ratable share of such payments, such Lender or Secondary Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such unpaid Borrower Obligations held by such other Lenders and Secondary Lenders so that after such purchase each such Lender and Secondary Lender will hold its ratable proportion of such unpaid Borrower Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Lender or Secondary Lender, as the case may be, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 2.16.  Borrower’s Obligations Absolute.

The Borrower’s obligations under this Agreement and under the other Program Documents to which it is a party shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other Person may have or have had against any Secured Party or any other Person.

ARTICLE III
CONDITIONS PRECEDENT

Section 3.01.  Conditions Precedent to the Effectiveness of this Agreement.

The effectiveness of this Agreement shall be subject to the conditions precedent that the Agent shall have received the following, each (unless otherwise indicated) in form and substance reasonably satisfactory to the Agent and the Secondary Lenders parties hereto as of the date hereof in sufficient copies for the Lenders and the Secondary Lenders:

(a)  each of the Program Documents duly executed and delivered by the parties thereto, which shall be in full force and effect;

(b)  the Prospectus;

(c)  the signed opinions of counsel to the Borrower and the Investment Manager addressed to the Agent, each Lender and each Secondary Lender as to such matters as the Agent, each Lender and each Secondary Lender shall have reasonably requested;

(d)  if requested by any Lender or Secondary Lender under Section 2.03, an Advance Note duly executed and completed by the Borrower to such Lender or Secondary Lender, as applicable;

(e)  all Governmental Authorizations, subject to Section 9.12, Private Authorizations and Governmental Filings, if any, required in connection with the transactions contemplated by the Program Documents;

(f)  a certificate of the Secretary or Assistant Secretary of the Borrower certifying (i) as to its certificate of incorporation and by-laws, (ii) as to any resolutions of its Board of Directors approving this Agreement and the other Program Documents to which it is a party and the transactions contemplated hereby, (iii) that its representations and warranties set forth in the Program Documents to which it is a party are true and correct, and (iv) the incumbency and specimen signature of each of its officers authorized to execute the Program Documents to which it is a party;

(g)  proper financing statements naming the Borrower as debtor and the Agent as secured party under the UCC in all jurisdictions that the Agent deems necessary or desirable in order to perfect the interests in the Pledged Collateral contemplated by this Agreement;

(h)  proper termination financing statements, if any, necessary to release all security interests and other rights of any Person (other than the Custodian) in the Assets of the Borrower previously granted by the Borrower;

(i)  a pro-forma Investor Report, which shall evidence compliance with the terms of the Program Documents after giving effect to the initial borrowing of advances under this Agreement;

(j)  the fees to be received by the Agent and the Secondary Lenders on or prior to the Closing Date pursuant to the terms of the Fee Letter described in clause (i) of the definition thereof;

(k)  the results of a search by a Person satisfactory to the Agent of all UCC lien filings with respect to the Borrower; and

(l)  such other instruments, certificates and documents from the Borrower as the Agent shall have reasonably requested, all in form and substance satisfactory to the Agent.

Section 3.02.  Conditions Precedent to All Advances.

The obligation of the Lenders and the Secondary Lenders to make any Advance (including the initial Advance) on any Borrowing Date shall be subject to the fulfillment of the following conditions:

(a)  each of the representations and warranties of the Borrower, the Custodian and the Investment Manager contained in this Agreement, the Letter Agreement and the other

Program Documents shall be true and correct as of such date and shall continue to be true immediately after giving effect to such Advance;

(b)  no Default or Event of Default shall have occurred and be continuing at or prior to the time of the making of such Advance or shall result from the making of such Advance;

(c)  the Closing Date shall have occurred;

(d)  immediately after giving effect to such Advance the Borrower shall be in full compliance with the Borrowing Base Test and the Asset Coverage Test (as reflected in supporting data delivered to the Agent together with the Notice of Borrowing for such Advance);

(e)  immediately after the making of any such Advance, the aggregate outstanding principal amount of all Advances shall not exceed the Total Commitment;

(f)  the Agent shall have received such other instruments, certificates and documents as the Agent shall reasonably request; and

(g)  the Agent shall have received a pro-forma Investor Report, which shall evidence compliance with the terms of this Agreement after giving effect to all borrowings on such Borrowing Date.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.01.  Representations and Warranties of the Borrower.

The Borrower represents and warrants to each of the Secured Parties on and as of the Closing Date, each Borrowing Date and on each Determination Date (other than a Determination Date occurring under clause (iii) of the definition of “Determination Date”), as follows:

(a)  the Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own and operate its assets and properties, to conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Program Documents to which it is a party;

(b)  the Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets and properties, including, without limitation, the performance of its obligations under this Agreement and the other Program Documents to which it is a party, requires such qualification, except to the extent a failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect;

(c)  the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, the Program Documents to which it is a party, the other instruments and certificates to be executed by the Borrower and contemplated thereby and the Advisory Agreement and the Custodial Agreement are (or were in the case of the execution and delivery of the Advisory Agreement and the Custodial Agreement) within its corporate powers and have been duly authorized by all requisite corporate action by the Borrower and have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity regardless of whether considered in a proceeding at law or in equity;

(d)  neither the execution and delivery by the Borrower of this Agreement, the other Program Documents to which it is a party, or any instrument or certificate to be executed and delivered by the Borrower and contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by it, will (i) conflict with, or result in a breach or violation of, or constitute a default under its certificate of incorporation or by-laws or other organizational documents of the Borrower, (ii) conflict with or contravene (A) any Applicable Law, (B) any contractual restriction binding on or affecting the Borrower or any of its Assets, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or any of its Assets, (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any material contractual obligation or any agreement or document to which it is a party or by which it or any of its properties is bound (or to which any such obligation, agreement or document relates), or (iv) result in any Lien upon any Asset of the Borrower (other than Liens permitted by or created by the Program Documents);

(e)  the Borrower has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement, the other Program Documents to which it is a party and the instruments and certificates to be executed by the Borrower contemplated hereby or thereby, and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by it in connection with the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement and the other Program Documents to which it is a party;

(f)  this Agreement and the Control Agreement and the actions required to be taken pursuant to the terms hereof and thereof are effective to create and perfect in the Agent for the benefit of the Secured Parties a first-priority, perfected security interest in the Pledged Collateral (subject to the Lien in favor of the Custodian to the extent permitted pursuant to the Control Agreement);

(g)  the Borrower owns each Borrowing Base Eligible Asset free and clear of Liens (other than Permitted Liens); and as of the initial Borrowing Date and at all times thereafter, the Agent has a first-priority perfected security interest in the Pledged Collateral (subject to the Lien in favor of the Custodian to the extent permitted pursuant to the Control Agreement), and no actions, except as have been taken, are necessary or advisable to perfect or protect such security interest;

(h)  no effective financing statements or other instruments similar in effect covering any Asset of the Borrower are on file in any recording office, except those filed in favor of the Agent pursuant to this Agreement;

(i)  there are no pending or, to the best of the Borrower’s knowledge, threatened investigation, action, suit or proceeding involving the Borrower which could reasonably be expected to have a Material Adverse Effect;

(j)  the Borrower is and will continue to be registered as a diversified, closed-end management investment company as such term is used in the Investment Company Act and is in compliance with (A) the Investment Company Act and (B) the Investment Policies and Restrictions, except in the case of each of clause (A) (other than with respect to the Borrower’s minimum “asset coverage” (as defined in and determined pursuant to Section 18 of the Investment Company Act), which compliance shall be without qualification) and clause (B) to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect;

(k)  the Prospectus, each Investor Report, each Weekly Portfolio Report, each Notice of Borrowing and all other written information, reports, certificates and statements (with respect to which, other than the Investor Report, the Weekly Portfolio Report and each Notice of Borrowing, shall be taken as a whole) provided by or on behalf of the Borrower to any Secured Party for purposes of or in connection with this Agreement, the other Program Documents or the transactions contemplated hereby or thereby is, and all such information hereafter provided by or on behalf of the Borrower to any Secured Party will be true, correct and complete in all material respects on the date such information is stated or certified and no such information contains, or will contain, any material misrepresentation or omission to state therein matters necessary to make the statements made therein not misleading in any material respect when considered in its entirety;

(l)  the Borrower is in compliance with all Applicable Law, including, without limitation, the Securities Act and the Investment Company Act, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect (other than with respect to the Borrower’s minimum “asset coverage” (as defined in and determined pursuant to Section 18 of the Investment Company Act), which compliance shall be without qualification);

(m)  the Borrower is not a member of an ERISA Group and has no Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA;

(n)  no Default or Event of Default has occurred and is continuing; provided that the representation and warranty contained in this clause (n) shall be deemed to be repeated with respect to Section 5.01(j)(x) on any Determination Date (as defined in clause (ii) thereof) to the extent the Borrower shall be in compliance with the corrective provisions of Section 2.05(b) or (c), as applicable;

(o)  the Borrower will qualify as a “regulated investment company” within the meaning of the Code, and as such its income is not, and will not be, subject to tax at the corporate level under the Code;

(p)  the Borrower has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all taxes due pursuant to such returns, if any, or pursuant to any assessment received by the Borrower, except for any taxes or assessments which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with GAAP and the non-payment of which could otherwise not reasonably be expected to have a Material Adverse Effect; and the charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges, if any, are, in the opinion of the Borrower, adequate;

(q)  the statement of assets and liabilities of the Borrower as at                       , certified by Deloitte & Touche LLP, certified public accountants, fairly presents in conformity with GAAP the financial position of the Borrower at such date and since such date there has been no material adverse change in the business, financial condition or results of operations of the Borrower; and

(r)  the principal place of business and chief executive office of the Borrower is located at the address referred to in Section 5.01(d); the Borrower has not transacted any business under any name other than “                                           ”.

ARTICLE V
COVENANTS

Section 5.01.  Affirmative Covenants of the Borrower.

From the date hereof until the later of the Termination Date or the date all Borrower Obligations have been paid in full in cash, the Borrower shall, unless the Agent and the Conduit Lenders shall otherwise consent in writing:

(a)  (i) duly observe, comply with and conform to all requirements of Applicable Law relative to the conduct of its business or to its Assets, including without limitation the Investment Company Act, (ii) except as otherwise permitted by Section 5.02(d), preserve and keep in full force and effect the legal existence of the Borrower and the rights, privileges, qualifications and franchises of the Borrower, and (iii) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary or appropriate to properly carry out its business and the transactions contemplated to be performed by the Borrower under this Agreement and the other Program

Documents, except in the case of each of clause (i)  (other than with respect to the Borrower’s minimum “asset coverage” (as defined in and determined pursuant to Section 18 of the Investment Company Act), which compliance shall be without qualification), (ii) and (iii) where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b)  cause to be paid when due all United States federal income and all other material taxes and assessments imposed upon it, or upon any income or Assets of the Borrower, prior to the day on which penalties are attached thereto, unless and to the extent that the same shall be contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established on the books of the Borrower in accordance with GAAP and the non-payment of which could not otherwise reasonably be expected to have a Material Adverse Effect;

(c)  subject to the provisions of Section 9.12, promptly, at its expense, execute and deliver such further instruments and take such further action in order to establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Secured Parties, including, without limitation, all such actions which are necessary or advisable to maintain and protect the Secured Parties’ security interest in the Related Security (other than as to perfection) and the Secured Parties’ first-priority perfected security interest in the Pledged Collateral (subject to the Lien in favor of the Custodian to the extent permitted pursuant to the Control Agreement);

(d)  keep Delaware as its jurisdiction of organization and keep its principal place of business and chief executive office at the address of the Borrower set forth in Section 9.02 or, upon thirty (30) days’ prior written notice to the Agent, in any other jurisdiction of organization or at any other locations in jurisdictions where, subject to the provisions of Section 9.12, all actions reasonably requested by the Agent to protect and perfect the Secured Parties’ security interest in the Pledged Collateral have been taken and completed;

(e)  provide to the Agent (with enough additional copies for each Lender and each Secondary Lender), without duplication:

(i)  as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such fiscal year, and statements of operations and of changes in net assets of the Borrower for such fiscal year, and a portfolio of investments as of the end of such fiscal year, with an audit report thereon issued by Deloitte & Touche LLP or other independent certified public auditors of nationally recognized standing, together with the comparable report for the prior fiscal year;

(ii)  as soon as available, and in any event within ninety (90) days after the end of each first semi-annual fiscal period of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such period, a statement of operations and of changes in net assets of the Borrower for such period, and a portfolio of investments as of the end of such period, all in reasonable detail and stating in comparative form the respective figures for the comparable period in the preceding year, prepared in accordance with GAAP, consistently applied and all certified (subject to normal year-end adjustment) as to fairness of presentation in all material respects by an Authorized Officer;

(iii)  simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a statement of an Authorized Officer to the effect that nothing has come to his/her attention to cause him/her to believe that any Default or Event of Default existed on the date of such statements;

(iv)  as soon as possible, and in any event within five (5) days after the Borrower has knowledge of the occurrence of any Default or Event of Default, a certificate of an Authorized Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(v)  as soon as possible, and in any event within five (5) days, after the Borrower has knowledge of any failure by the Custodian to perform or observe any term, covenant or agreement on its part to be performed under the Custodial Agreement which failure gives rise to a Material Adverse Effect, written notice thereof executed by an Authorized Officer;

(vi)  promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(vii)  promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and, unless duplicative of any deliveries to be made under clause (i) and (ii) above, annual and semi-annual reports which the Borrower shall have filed with the SEC;

(viii)  on or before the first Business Day of each week, weekly portfolio reports and weekly covenant compliance certificates in substantially the form of Schedule II attached hereto (each a “Weekly Portfolio Report”) with respect to the immediately preceding calendar week, signed by an Authorized Signatory;

(ix)  on or before the tenth (10th) Business Day of each calendar month or more frequently as the Agent shall reasonably request (which may be daily), an Investor Report substantially in the form of Schedule I hereto for the immediately preceding reporting period (which in the case of any daily report, shall mean the immediately preceding Business Day), together with a certificate signed by an Authorized Signatory in substantially the form of Annex A to the Investor Report;

(x)  promptly upon its receipt of and contemporaneously with its giving of any notice relating to the termination of the Custodial Agreement or the Control Agreement, copies of any such notice; and

(xi)  from time to time such additional information regarding the financial position or business of the Borrower as the Agent may reasonably request;

(f)  maintain in force with financially sound and reputable insurers, policies with respect to its assets and property and business against such risks and contingencies and in such amounts as may be required under the Investment Company Act;

(g)  remain at all times a diversified, closed-end investment company for the purposes of the Investment Company Act and except in connection with a Fundamental Change permitted under Section 5.02(d), continue to engage in business of the same type as now conducted by the Borrower, and will at all times remain registered under the Investment Company Act;

(h)  biennially, if Merrill Lynch & Co., Inc. shall be rated at least “A3” and “A-” by each of Moody’s and S&P, respectively, and annually, if Merrill Lynch & Co., Inc. shall not have at least both such ratings (or more frequently as the Agent, for itself and as agent for the Secured Parties may require after the occurrence of and during the continuance of a Default or an Event of Default) and at the sole cost and expense of the Borrower cause Deloitte & Touche LLP, or another independent certified public auditor of nationally recognized standing selected by the Borrower and reasonably satisfactory to the Agent, to provide to the Agent, for itself and as agent for the Secured Parties, a certified report setting forth the results of such auditing firm’s audit of the Borrower’s performance under the Program Documents as determined pursuant to the scope of audit and procedures set forth on Schedule V hereto, in form reasonably satisfactory to the Agent, and the Borrower hereby authorizes such accounting firm to discuss such report and performance with representatives of the Agent and its designees; it being understood that such audit and report of such independent auditors may be coordinated with the Borrower’s regular annual audit by the Borrower’s auditors; provided, that, the first audit pursuant to this Section 5.01(h) shall occur on or prior to the date which is one (1) year from the Closing Date;

(i)  permit the Agent or any Person designated by the Agent to, upon reasonable advance notice and during normal hours, visit and, subject to any confidentiality provisions of agreements, inspect at reasonable intervals its books, records and accounts relating to its business, financial condition, operations and its performance under the Program Documents and to discuss the foregoing with the officers and accountants of the Borrower, all as often as the Agent may reasonably request;

(j)  at all times (x) comply with the Borrowing Base Test and the Asset Coverage Test, and (y) comply in all material respects with the Investment Policies and Restrictions;

(k)  warrant and defend each of the Secured Parties’ right and interest in and to the Pledged Collateral and the Related Security against all Liens of all Persons whomsoever;

(l)  at all times cause all Borrowing Base Eligible Assets of the Borrower (including all instruments, if any, evidencing the same) to be (i) custodied with the Custodian or a sub-custodian pursuant to the Custodial Agreement and (ii) subject to the Custodian’s control in accordance with the terms of the Control Agreement; provided, that if such Borrowing Base

Eligible Asset is a Loan Asset and concurrently with any request to register such Loan Asset in the name of the Borrower, the Borrower shall deliver instructions to all Selling Institutions, Transaction Agents and Obligors related to such Loan Asset requiring that any instrument evidencing such Loan Asset be delivered to the Custodian;

(m)  promptly give notice in writing to the Agent of all litigation, arbitration proceedings and regulatory proceedings affecting the Borrower or the Assets of the Borrower, except such proceedings which could not reasonably be expected to have a Material Adverse Effect;

(n)  keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with the requirements of the SEC, or under the Investment Company Act; and

(o)  use the net proceeds of any Advance made hereunder solely for the purposes of (i) purchasing Assets, (ii) paying principal and Yield in respect of any outstanding Advances, or (iii) for general corporate purposes.

Section 5.02.  Negative Covenants of the Borrower.

From the date hereof until the later of the Termination Date or the date all Borrower Obligations have been paid in full in cash, the Borrower shall not, without the written consent of the Agent and the Conduit Lenders:

(a)  enter into any agreement containing any provision which would be violated or breached by the performance of its obligations under any Program Document;

(b)  purchase any Assets or engage in any line of business not contemplated by the Investment Policies and Restrictions;

(c)  create, assume or suffer to exist any Debt or any Guarantee, except for Permitted Debt;

(d)  adopt or carry out any plan of liquidation, partial liquidation, reorganization, incorporation, recapitalization, merger or consolidation nor sell, transfer or otherwise dispose of all or any substantial portion of its assets (whether in one transaction or a series of transactions, each such transaction a “Fundamental Change”), without the prior written consent of the Agent, unless:

(i)  the corporation formed by such Fundamental Change or into which the Borrower is merged, or the Person that acquires by sale, transfer or other disposition of the Borrower’s assets is, if the Borrower is not the surviving entity, either (i) a diversified, closed-end management investment company (as such term is used in the Investment Company Act) and is registered under the Investment Company Act or (ii) otherwise acceptable to the Agent; and, if the Borrower is not the surviving entity thereof, such surviving Person expressly assumes, by an agreement supplemental hereto, executed and delivered to the Agent, in form and substance satisfactory to the Agent, the performance of every covenant and obligations on its part to be performed under the Program Documents to which the Borrower is a party, the Advisory Agreement and the Custodial Agreement;

(ii)  the Borrower has given to the Agent prior written notice of such Fundamental Change not less than thirty (30) days prior to the effectiveness of such Fundamental Change;

(iii)  immediately after giving effect to such Fundamental Change, the representations and warranties made pursuant to Section 4.01 shall be true in all material respects, provided, that if the Borrower is not the surviving entity, such representations and warranties shall be true in all material respects with respect to such surviving entity and all references to Advisory Agreement, Custodial Agreement, Investment Policies and Procedures and Prospectus shall refer to those of the survivor in effect on such date;

(iv)  no Event of Default or Default has occurred and is continuing or would result from such Fundamental Change;

(v)  all actions necessary to maintain the perfection and priority of the Agent’s security interest in the Pledged Collateral from and after the effectiveness of such Fundamental Change shall have been taken; and

(vi)  the Borrower shall have delivered to the Agent a certificate signed by an Authorized Officer stating that such Fundamental Change complies with this Section 5.02(d) and that all conditions precedent herein provided for relating to such Fundamental Change have been complied with;

provided, that if such Fundamental Change shall result in the merger or consolidation of the Borrower with one or more other funds that are advised by the Investment Manager (or any Affiliate thereof) and to which a credit facility shall be provided by the same Lenders and Secondary Lenders (and no other banks or financial institutions), the parties hereto agree that in the event the Borrower is the surviving entity thereof (i) the Total Commitment shall be increased to an aggregate principal amount equal to the sum of the Total Commitment plus the total commitment under each such other fund’s program documents, and the Maximum Purchase of each Purchaser (as such terms are defined in the Asset Purchase Agreement) shall be increased to an amount equal to the Maximum Purchase of such Purchaser plus the maximum purchase of such Purchaser under each such other fund’s program documents, respectively, (ii) the Secondary Lender Stated Expiration Date shall be the earlier to occur of the Secondary Lender Stated Expiration Date and the secondary lender expiration date under each such other fund’s program documents, (iii) the outstanding advances and all fees, expenses and other amounts payable under each such other fund’s program documents shall be deemed to be payable under the Program Documents, and (iv) the terms and conditions of the Program Documents shall supersede and replace the terms and conditions of each such other fund’s program documents and each such other fund’s program documents shall terminate, in each case, pursuant to an agreement executed and delivered to the Agent by the Borrower and such other fund in form and substance satisfactory to the Agent.

(e)  make any advance or other extension of credit to any Person, except as expressly contemplated by the Investment Policies and Restrictions;

(f)  without the prior written consent of the Agent (which consent shall not be unreasonably withheld), permit or consent to any amendment, modification or waiver of the Custodial Agreement, unless the Borrower shall have delivered to the Agent a copy thereof together with a certificate of an Authorized Officer certifying that such amendment, modification or waiver could not reasonably be expected to have a Material Adverse Effect;

(g)  be a member of an ERISA Group or have any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA;

(h)  without the prior written consent of the Agent (which consent shall not be unreasonably withheld), permit any change in (i) the fundamental (as such term is defined in the Investment Company Act) investment objectives, policies and restrictions of the Borrower as in effect on the Closing Date (it being understood and agreed that the Borrower may change any non-fundamental Investment Policies and Restrictions without the consent of or notice to the Agent and that the Borrower shall promptly deliver to the Agent a written statement describing such changes after implementation thereof (which shall be deemed to amend Schedule IV hereto)) or (ii) any Industry Class set forth on Schedule III hereto;

(i)  create, assume or suffer to exist any Lien on any Pool Asset now owned or hereafter acquired by it (including without limitation the Pledged Collateral and the Related Security), except for Permitted Liens;

(j)  issue any Equity Securities constituting “senior securities”, as such term is defined and used in the Investment Company Act;

(k)  extend credit to others for the purpose of buying or carrying any “margin stock” in such a manner as to violate Regulation T, Regulation U or Regulation X or use any portion of any Advance in violation of Regulation T, Regulation U or Regulation X;

(l)  make any distributions, dividends or other payments on account of its capital stock to, redemptions and open-market stock repurchases of, or tender offers for, its capital stock from, its shareholders: (i) during the continuance of any Event of Default under Section 6.01(a)(i) or Section 6.01(f) with respect to the Borrower; (ii) subject to the provisions of Section 2.05(b) or (c), at any time that Borrower is not (or would not be after giving effect to such distribution, dividend or other payment) in compliance with the Borrowing Base Test or the Asset Coverage Test, as applicable; (iii) at any time after the Agent shall have delivered a Notice of Exclusive Control to the Custodian; or (iv) at any time after the Termination Date shall have occurred;

(m)  change its name (i) without giving the Agent at least thirty (30) days prior written notice, and (ii) unless all actions necessary and appropriate to protect and perfect the Secured Parties’ security interest in the Pledged Collateral have been taken and completed; or

(n)  permit the aggregate Asset Value of all Margin Stock owned by it to exceed twenty percent (20%) of the aggregate Asset Value of all of its Assets.

ARTICLE VI
EVENTS OF DEFAULT

Section 6.01.  Events of Default.

If any of the following events (each an “Event of Default”) shall occur:

(a)  the Borrower shall fail to make or cause to be made in the manner and when due (i) except as expressly provided in Section 2.05(b) and (c), any payment of principal to be made or to be caused to be made by it under this Agreement or any of the other Program Documents to which it is a party and such failure shall continue for one (1) Business Day, or (ii) any payment of interest, fees or other deposit to be made or caused to be made by it under this Agreement or any of the other Program Documents to which it is a party and such failure shall continue for three (3) Business Days; or

(b)  the Borrower shall fail to comply in full with clauses (b) or (c) of Section 2.05, clauses (e)(iv), (e)(v), (g) or (o) of Section 5.01, or Section 5.02 or Section 9.11; or the Investment Manager shall fail to comply in full with clauses (a), (b), (c) or (d) of the Letter Agreement; or

(c)  (i) the Borrower shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed under this Agreement or any other Program Document to which it is a party, or (ii) the Investment Manager shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed under the Letter Agreement, or (iii) the Custodian shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed under the Control Agreement, and such failure described in clauses (i), (ii) or (iii) above shall continue for thirty (30) days; or

(d)  any representation or warranty made or deemed made by the Borrower, the Investment Manager or the Custodian under this Agreement or any other Program Document to which it is a party or any other certificate, information or report delivered by or on behalf of the Borrower shall be deemed to have been false or incorrect in any material respect when made or deemed made or delivered; or

(e)  the Agent shall for any reason cease to have a valid and perfected first priority security interest in the Pledged Collateral and the Related Security subject to the Lien in favor of the Custodian to the extent permitted pursuant to the Control Agreement, and except to the extent that such loss of perfection or priority results from the failure of the Agent to continue previously filed financing statements prior to the expiration thereof or any other action or inaction on the part of the Agent, or the Custodian, as securities intermediary and/or collateral agent under the Control Agreement, shall not have custody and control, as contemplated by the Control Agreement, of the Pledged Collateral; or

(f)  the Borrower or the Custodian shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally as such debts become due, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or the Custodian seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days, or any of the actions sought in such proceeding (including an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or the Custodian shall take any corporate action to authorize any of the actions set forth above in this subsection; or

(g)  any provision of any Program Document which is material to the Secured Parties’ right to repayment of the Borrower Obligations or their remedies in respect thereof shall cease to be a legal, valid and binding obligation of any of the parties purported to be bound thereby, enforceable in accordance with its respective terms, or the Borrower, the Investment Manager or the Custodian shall so assert in writing; or

(h)  any judgment or order, or any series of judgments or orders, shall have been entered against the Borrower, provided that (i) such judgments or orders shall aggregate to $5,000,000 or more, and (ii) enforcement actions have been commenced with respect thereto and have not been dismissed for thirty (30) days; or

(i)  either (1) State Street Bank and Trust Company shall at any time cease to serve as Custodian under the Custodial Agreement or the Control Agreement, unless a successor thereto reasonably satisfactory to the Agent shall have assumed the duties of the Custodian under the Control Agreement and in accordance with the terms of the Program Documents, or (2) the Custodian or the Borrower shall have given notice of the termination of the Custodial Agreement or the Control Agreement; provided, however, that such event specified in clause (2) above shall not constitute an Event of Default if prior to the fifth (5th) Business Day immediately preceding the effective date of such termination a successor custodian reasonably satisfactory to the Agent shall have been appointed as custodian under the Custodial Agreement and shall have assumed the obligations of the Custodian under the Control Agreement; or

(j)  any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower which Debt in the aggregate is at least $1,000,000 or enables (or, with the giving of notice or lapse of time or both would enable) the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof; or

(k)  the Investment Manager shall (i) sell or otherwise dispose of all or substantially all of its assets, or (ii) consolidate with or merge into any other Person other than unless it is the survivor, or (iii) at any time cease to be an Affiliate of           , unless in each

case the Agent has consented to the same in writing (which consent shall not be unreasonably withheld); or

(l)  the Advisory Agreement in effect on the Closing Date shall be terminated or amended, waived or otherwise modified if such termination, amendment, waiver or other modification would require the approval of the Borrower’s shareholders under Applicable Law, unless the Agent has consented to the same in writing (which consent shall not be unreasonably withheld); or

(m)                         , or                         , or another entity consented to in writing by the Agent (which consent shall not be unreasonably withheld) and which shall have executed a letter agreement between the Agent and such successor investment advisor substantially identical to the Letter Agreement, is not the current investment manager for the Borrower; or

then, and in any such event, in addition to all rights and remedies specified in this Agreement, including without limitation, Article VII, and, subject to the provisions of Article VII, the rights and remedies of a secured party under Applicable Law including, without limitation the UCC, the Agent may, by notice to the Borrower, declare the Termination Date to have occurred and declare the outstanding Advances to be due and payable (in which case the Termination Date and the Maturity Date shall be deemed to have occurred); provided, that, upon the occurrence of any event (without any requirement for the passage of time or the giving of notice, or both) described in subsection (f) of this Section 6.01 with respect to the Borrower, the Termination Date and the Maturity Date shall be deemed to have automatically occurred.

ARTICLE VII
PLEDGE OF PLEDGED COLLATERAL; RIGHTS OF THE AGENT

Section 7.01.  Security Interests.

(a)  As collateral security for the prompt, complete and unconditional payment and performance of all of the Borrower Obligations, the Borrower hereby pledges to the Agent for the benefit of the Secured Parties (and, other than in the case of Loan Assets, hypothecates, assigns, transfers, sets over and delivers to the Agent for the benefit of the Secured Parties) and grants to the Agent for the benefit of the Secured Parties a continuing Lien upon and security interest in, all of the Borrower’s right, title and interest in, to and under all of the Borrower’s accounts, equipment, fixtures, inventory, investment property, payment intangibles, goods, chattel paper (both tangible and intangible), general intangibles, letter-of-credit rights, financial assets, supporting obligations, contract rights, instruments, promissory notes, and documents, including, without limitation, the following assets and properties, whether now owned or existing or hereafter arising or acquired and wheresoever located (the items specified in clauses (i) through (vii) below, collectively, the “Pledged Collateral”):

(i)  all Assets, investments and property from time to time credited to the Collateral Account, including all security entitlements with respect thereto;

(ii)  the Collateral Account (together with all other accounts in which the distributions referred to in    clause (iii) below are remitted) and all Loan Assets held by the Custodian for the benefit of the Agent pursuant to the Control Agreement;

(iii)  all interest, dividends, stock dividends, stock splits, distributions and other money or property of any kind distributed in respect of the Assets, investments and property described in clause (i) above;

(iv)  all rights and remedies of the Borrower under the Loan Documents and the Custodial Agreement in respect of the Assets, investments and property described in clause (i) above;

(v)  all security interests, collateral, liens, property, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Assets, investments and property described in clause (i) above;

(vi)  all books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to the Assets, reinvestments and property described in clause (i) above; and

(vii)  all Proceeds of any and all of the foregoing.

Notwithstanding the foregoing provisions of this Section 7.01(a), the Pledged Collateral shall not include (x) any Margin Stock, (y) any Asset subject to a Lien described in clause (iv) of the definition of “Permitted Liens” or (z) any contract or contract right that is not a Borrowing Base Eligible Asset, or any Loan Asset or Loan Document, in each case, in respect of which the grant of the security interest contemplated by this Agreement shall be prohibited under any applicable anti-assignment or pledge provisions where such prohibition is enforceable under Applicable Law; provided, however, that upon the termination of such prohibitions for any reason whatsoever, the provisions of this Section 7.01(a) shall be deemed to apply thereto automatically.

(b)  In addition to the Pledged Collateral pledged to the Agent pursuant to Section 7.01(a), as collateral security for the prompt, complete and unconditional payment and performance of all Borrower Obligations, the Borrower hereby pledges, hypothecates, assigns, transfers, sets over and delivers to the Agent for the benefit of the Secured Parties a continuing Lien upon and security interest in, all of the following property and interests in property (collectively the “Related Security”), whether now owned or existing or hereafter arising and wheresoever located:  all of the Borrower’s right, title and interest in and to all amounts now or hereafter due and owing, or to become due and owing whether such amounts constitute general intangibles or Proceeds of instruments, to the Borrower in respect of all Assets of the Borrower which are permitted to be custodied with the Custodian and which do not constitute Pledged Collateral, and all Proceeds thereof.  Notwithstanding the foregoing, the assets and property which constitute “Related Security” shall not include (x) any Loan Asset or Loan Document, in each case, in respect of which the grant of the security interest contemplated by this Agreement shall be prohibited under any applicable anti-assignment or pledge provisions where such prohibition is enforceable under Applicable Law, or (y) any Margin Stock.

Section 7.02.  Substitution of Collateral and Release of Security Interest.

(a)  Unless an Event of Default under Section 6.01(f) with respect to the Borrower shall have occurred and is continuing or the Agent shall have delivered a Notice of Exclusive Control to the Custodian, the Borrower may originate entitlement orders with respect to the Collateral Account and may sell or dispose of or substitute Pledged Collateral in accordance with the terms of this Agreement and the Control Agreement.

(b)  After the Termination Date when all Borrower Obligations have been paid in full, the Secured Parties at the request of the Borrower shall promptly execute, deliver and file such instruments as the Borrower shall reasonably request in order to reassign, release or terminate its security interest in the Pledged Collateral and the Related Security.  Any and all actions under this Section 7.02 shall be without any recourse to, or representation or warranty by, the Agent or any Secured Party and shall be at the sole cost and expense of the Borrower.

Section 7.03.  Application of Proceeds.

(a)  After the occurrence of an Event of Default, all amounts received in respect of the Borrower Obligations, including all Proceeds resulting from the sale or other disposition of the Pledged Collateral or the Related Security shall be applied by the Agent in the following order and priority:

First, to the payment of all amounts advanced or expended by the Agent and all costs and expenses incurred by the Agent in connection with the enforcement of the Secured Parties rights and remedies under the Program Documents;

Second, to the extent funds are remaining after the above application, to the Lenders and the Secondary Lenders to the payment of all accrued and unpaid Yield on all outstanding Advances on a pro-rata basis according to the amount of accrued Yield owing to each Lender and Secondary Lender;

Third, to the extent funds are remaining after the above applications, to the Secured Parties to the payment of all fees payable under Section 2.12 and the Fee Letters on a pro rata basis according to the amount of such fees owing to each Secured Party;

Fourth, to the extent funds are remaining after the above applications, to the Lenders and the Secondary Lenders to the payment of the principal amount of each outstanding Advance on a pro-rata basis according to the amount of principal owing to each Lender and each Secondary Lender;

Fifth, to the extent funds are remaining after the above applications, to the Secured Parties to the payment of all other amounts payable to the Secured Parties pursuant to this Agreement and the other Program Documents on a pro rata basis according to the amounts owed to each Secured Party.

The Agent shall, after the final payment in full of all Advances and all other Borrower Obligations, remit the remaining excess Proceeds which it had received from the sale or disposition of the Pledged Collateral and the Related Security to the Borrower.

(b)  For purposes of determining the application to be made of such monies and other cash proceeds by the Agent to the Lenders and the Secondary Lenders pursuant to this Section 7.03, the Agent may rely exclusively upon a certificate or other statement of such Lender or such Secondary Lender, as the case may be, setting forth in reasonable detail such Lender’s and such Secondary Lender’s amount then owing to such Lender and such Secondary Lender, as the case may be.  The Agent shall not be liable for any application of funds in accordance with any certificate or direction delivered pursuant to this Section 7.03; provided, however, that no application of funds in accordance with any certificate delivered pursuant to this Section 7.03 shall be deemed to restrict or limit the right of any party to contest with the purported obligee its respective liability in respect of the amount set forth in such certificate.

Section 7.04.  Rights and Remedies upon Event of Default.

(a)  Subject to the next succeeding sentence, the Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law.  Upon the occurrence and during the continuance of an Event of Default and after notice to the Borrower that the Termination Date has occurred and that all outstanding Advances are due and payable, the Agent or its designees may to the extent permitted by Applicable Law (i) deliver a Notice of Exclusive Control to the Custodian; (ii) instruct the Custodian to deliver any or all of the Pledged Collateral and any Loan Documents relating to the Pledged Collateral to the Agent or its designees and otherwise give all instructions and entitlement orders to the Custodian regarding the Pledged Collateral; (iii) require the Borrower to terminate the purchase of any further Assets, whereupon the Borrower agrees to cease purchasing Assets; (iv) require that the Borrower or the Custodian immediately take action to liquidate the Assets to pay amounts due and payable in respect of the Borrower Obligations; (v) sell or otherwise dispose of the Pledged Collateral, all without judicial process or proceedings; (vi) take control of the Proceeds of any such Pledged Collateral and the Related Security; (vii), subject to the provisions of any applicable Loan Document, exercise any consensual or voting rights in respect of the Pledged Collateral and the Related Security; (viii) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Pledged Collateral or the Related Security; (ix) enforce the Borrower’s rights and remedies under the Custodial Agreement with respect to the Pledged Collateral and the Related Security; (x) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Pledged Collateral and the Related Security; (xi) notify all Selling Institutions, Transaction Agents and Obligors related to the Loan Assets which constitute Pledged Collateral to make payment in respect thereof directly to the Agent; (xii) remove from the Borrower’s, the Investment Manager’s and their respective agents’ place of business all books, records and documents relating to the Pledged Collateral and the Related Security unless copies thereof shall have been provided to the Agent which copies of such books and records shall thereafter be deemed to be originals thereof; (xiii) endorse the name of the Borrower upon any items of payment relating to the Pledged Collateral and the Related Security; (xiv) request that the Borrower execute all documents and agreements which are necessary or appropriate to have the Pledged Collateral which constitutes Loan Assets to be assigned to the Agent or its designee (whereupon the Borrower agrees to execute such documents and agreements); and/or (xv) endorse the name of the Borrower upon any items of payment relating to the Pledged Collateral and the Related Security or upon any proof of claim in bankruptcy against an account debtor; provided that notwithstanding anything to the contrary herein, upon the occurrence and during the continuation of any Event of Default under Section 6.01(a)(i), the Agent may, without prior notice to the Borrower exercise any of its rights set forth in clauses (i), (ii) or (ix) above.  For purposes of taking the actions described in subsections (i) through (xv) of this Section 7.04(a) the Borrower hereby irrevocably appoints the Agent as its attorney-in-fact (which appointment being coupled with an interest is irrevocable while any of the Borrower Obligations remain unpaid), with power of substitution, in the name of the Agent or in the name of the Borrower or otherwise, for the use and benefit of the Agent, but at the cost and expense of the Borrower and without notice to the Borrower.

(b)  All sums paid or advanced by the Agent in connection with the foregoing and all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection therewith, together with interest thereon at the Post-Default Rate from the date of payment until repaid in full, shall be paid by the Borrower to the Agent on demand and shall constitute and become a part of the Borrower Obligations secured hereby.

Section 7.05.  Remedies Cumulative.

Each right, power, and remedy of the Agent and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Program Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Program Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Agent or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.

Section 7.06.  Enforcement of Remedies under the Custodial Agreement.

The Borrower agrees that it shall upon the request of the Agent (and at the Borrower’s own expense) diligently enforce the rights and remedies under the Custodial Agreement and at law or equity against the Custodian for the breach by the Custodian of any term, covenant or agreement thereunder if such breach could reasonably be expected to have a Material Adverse Effect.  In enforcing such rights and remedies the Borrower shall exercise the same degree and care that it would exercise if this Agreement had not been entered into; provided, that the Borrower shall not, in enforcing such rights and remedies, settle any claim against the Custodian without the prior written consent of the Agent (which consent shall not be unreasonably withheld).

ARTICLE VIII
THE AGENT

Section 8.01.  Authorization and Action.

Each of the Lenders and each of the Secondary Lenders hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Program Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.  As to any matters not expressly provided for by this Agreement or the other Program Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Lenders or the Secondary Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, the other Program Documents or Applicable Law.  Each Lender and each Secondary Lender agrees that in any instance in which the Program Documents provide that the Agent’s consent may not be unreasonably withheld, provide for the exercise of the Agent’s reasonable discretion, or provide to a similar effect, it shall not in its instructions to the Agent withhold its consent or exercise its discretion in an unreasonable manner.

Section 8.02.  Agent’s Reliance, Etc.

Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Program Documents, except for its or their own gross negligence or willful misconduct.  Without limiting the generality of the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Investment Manager) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender or any Secondary Lender and shall not be responsible to any Lender or any Secondary Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Program Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Program Documents or any Loan Documents on the part of the Borrower, the Investment Manager, the Custodian or any other Person or to inspect the property (including the books and records) of the Borrower or the Investment Manager; (iv) shall not be responsible to any Lender or any Secondary Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Program Documents, any Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any other Program Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

Section 8.03.  Indemnification.

Each of the Secured Parties agrees to indemnify and hold the Agent harmless (to the extent not reimbursed by or on behalf of the Borrower) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Program Document or any action taken or omitted by the Agent under this Agreement or any other Program Document; provided, that no Secured Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct.  Without limitation of the foregoing, each of the Secured Parties agrees to reimburse the Agent promptly upon demand for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the administration or enforcement (whether through negotiations, legal proceedings or otherwise) or legal advice in respect of rights or responsibilities under this Agreement or the other Program Documents, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower.  Each Secured Party shall be obligated to pay its Pro-Rata Share of all amounts payable to the Agent under this Section 8.03.  As used in this Section 8.03, the term “Pro-Rata Share” in respect of any Secured Party means the percentage, expressed as a fraction, the numerator of which is the outstanding principal amount of the Advances to which such Secured Party is owed and the denominator is the outstanding principal amount of all Advances.

ARTICLE IX
MISCELLANEOUS

Section 9.01.  No Waiver; Modifications in Writing.

No failure or delay on the part of the Agent, any Lender or any Secondary Lender in exercising any right, power or remedy hereunder or with respect to the Advances shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Lender or any Secondary Lender, at law or in equity.  No amendment, modification, supplement, termination or waiver of this Agreement shall be effective unless the same shall be in writing and signed by the Borrower, the Agent and the Conduit Lenders.  Any waiver of any provision of this Agreement, and any consent to any departure by the Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

Section 9.02.  Notices, Etc.

Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by prepaid telegram (with messenger delivery specified in the case of a telegram), or by facsimile transmission, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 9.02.  Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 9.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

If to the Lenders:

If to the Agent:	Citicorp North America, Inc. U.S. Securitization 450 Mamaroneck Avenue Harrison, New York 10528 Attention: U.S. Securitization Telephone No.: (914) 899-7122 Facsimile No.: (914) 899-7890

If to Citibank:	Citibank, N.A. 388 Greenwich Street New York, New York 10013 Attention: Portfolio Management Unit Telephone No.: (212) 816-2644 Facsimile No.: (212) 816-0262

If to any Secondary Lender party to this Agreement as of the Closing Date:	The address of such Secondary Lender set forth on such Secondary Lender’s signature page to this Agreement.

If to the Borrower:

With a copy to:

Section 9.03.  Taxes.

(a)  Any and all payments by the Borrower under this Agreement or any other Program Document shall be made, in accordance with this Agreement, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Secured Parties, (i) United States federal withholding taxes and (ii) income and franchise taxes imposed on it by any taxing Authority in any jurisdiction which asserts jurisdiction to impose such taxes on the basis of contacts which the Secured Party in question maintains with such jurisdiction other than contacts arising out of the execution, delivery or performance of the Program Documents or the transactions contemplated thereby (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Program Document to any Secured Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.03) such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

(b)  In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Borrower hereunder or under any other Program Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or under any other Program Document (hereinafter referred to as “Other Taxes”).

(c)  The Borrower will indemnify each of the Secured Parties for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 9.03) paid by any Secured Party in respect of the Borrower and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  This indemnification shall be made within thirty (30) days from the date the Secured Party makes written demand therefor to the Borrower.

(d)  Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

(e)  Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreement and obligations of the Borrower contained in this Section 9.03 shall survive the payment in full of principal and Yield hereunder.

Section 9.04.  Costs and Expenses; Indemnification.

(a)  The Borrower agrees to promptly pay on demand all costs and expenses of each of the Agent, the Conduit Lenders and Citibank in connection with the preparation, review, negotiation, reproduction, execution, delivery, administration, modification and amendment of this Agreement or any other Program Document, including, without limitation, the reasonable fees and disbursements of counsel for the Agent, the Conduit Lenders and Citibank with respect thereto and with respect to advising the Agent, the Conduit Lenders and Citibank as to its rights, remedies and responsibilities under this Agreement and the other Program Documents, UCC filing fees and all other related fees and expenses.  The Borrower further agrees to pay on demand all costs and expenses of the Secured Parties (including, without limitation, the fees and disbursements of counsel), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Program Documents.

(b)  In addition, the Borrower shall pay on demand, in connection with the transaction contemplated by the Program Documents, the applicable pro-rata costs and expenses of the rating agencies’ rating the Conduit Lenders’ commercial paper notes incurred after the Closing Date and only to the extent such costs and expenses are not included in the fees payable by the Borrower under the Fee Letter to which the Agent is a party.

(c)  The Borrower agrees to indemnify and hold harmless each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of the foregoing (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, obligations, expenses, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever, (including, without limitation, the reasonable fees and disbursements of counsel) (collectively the “Liabilities”) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement or any other Program Document to which the Borrower is a party or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated); except to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Party’s gross negligence or willful misconduct or from a breach of such Indemnified Party’s express obligations hereunder.

Section 9.05.  Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 9.06.  Assignability.

(a)  This Agreement and each Lender’s rights and obligations herein (including the outstanding Advances) shall be assignable by such Lender and its successors and permitted assigns to an Eligible Assignee; provided, that without the prior written consent of the Borrower (which consent shall not be unreasonably withheld and which consent shall, in any event, not be required if an Event of Default under Section 6.01(a) or 6.01(f) with respect to the Borrower shall have occurred and is continuing or the Agent shall have delivered a Notice of Exclusive Control to the Custodian) such Lender shall not assign its rights and obligations to any Person other than to a U.S. Affiliate of the Agent or pursuant to the Asset Purchase Agreement.  Each such assignor shall notify the Agent and the Borrower of any such assignment.  Each such assignor may, in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Borrower, including the Pledged Collateral, furnished to such assignor by or on behalf of the Borrower or by the Agent; provided that, prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Borrower received by it from any of the foregoing entities; provided, further, that if such prospective assignee or participant is not a commercial bank and no Event of Default under Section 6.01(a) or 6.01(f) with respect to the Borrower shall have occurred and is continuing, the Borrower shall have consented to such disclosure prior to any such disclosure.

(b)  Each Secondary Lender may, with the consent of the Borrower (which consent shall not be unreasonably withheld and which consent shall, in any event, not be required if an Event of Default under Section 6.01(a) or 6.01(f) with respect to the Borrower shall have occurred and is continuing or the Agent shall have delivered a Notice of Exclusive Control to the Custodian), assign to any Eligible Assignee or to any other Secondary Lender all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Secondary Lender Commitment and the outstanding Advances or interests therein owned by it); provided, that unless the Borrower shall otherwise consent in writing (which consent shall not be unreasonably withheld and which consent shall in any event, not be required if an Event of Default under Section 6.01(a) or 6.01(f) with respect to the Borrower shall have occurred and is continuing or the Agent shall have delivered a Notice of Exclusive Control to the Custodian), concurrently with any such assignment such assigning Secondary Lender shall assign a ratable share of such Secondary Lender’s rights and obligations under each credit facility provided by the Lenders and the Secondary Lenders to any other fund that is advised by the Investment Manager (or any Affiliate thereof).  The parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance.  In addition,

Citibank, each other Secondary Lender or any of their respective Affiliates may assign, pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of principal and Yield on the Advances) under this Agreement to any Federal Reserve Bank without notice to or consent of the Borrower or the Agent.

(c)  This Agreement and the rights and obligations of the Agent herein shall be assignable by the Agent and its successors and assigns with the prior written consent of the Borrower.

(d)  Except in connection with a Fundamental Change permitted under Section 5.02(d), the Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent.

(e)  The Borrower acknowledges and agrees that each Secondary Lender’s source of funds may derive in part from its respective participants.  Accordingly, references in Sections 2.06, 2.07, 2.08, 2.09, 9.03 and 9.04 and the other terms and provisions of this Agreement and the other Program Documents to rates, determinations, reserve and capital adequacy requirements, expenses, increased costs, reduced receipts and the like as they pertain to the Secondary Lenders shall be deemed also to include those of each of its participants; provided, that the Borrower shall not be required to reimburse a participant of a Secondary Lender pursuant to Section 2.06, 2.07, 2.08, 2.09, 9.03 or 9.04 in an amount in excess of the amount that would have been payable to such Secondary Lender had such participation not been made.

(f)  The Agent shall maintain at its address, 450 Mamaroneck Avenue, Harrison, New York 10528, Attention: Global Securitization, a copy of this Agreement and each signature page hereto and each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Secondary Lenders, their Secondary Lender Commitment, effective dates and Secondary Lender Stated Expiration Date, and the aggregate outstanding principal amount of the outstanding Advances made by each Secondary Lender under this Agreement.  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Secondary Lenders may treat each person whose name is recorded in the Register as a Secondary Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or any Secondary Lender at any reasonable time and from time to time upon reasonable prior notice.

Section 9.07.  Governing Law.

THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

Section 9.08.  Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9.09.  Confidentiality.

(a)  The Borrower agrees that it shall and shall cause each of its Affiliates (i) to keep this Agreement and the other Program Documents, the proposal relating to the structure of the facility contemplated by this Agreement and the other Program Documents (the “Facility”), any analyses, computer models, information or document prepared by the Agent, Citibank or any of their respective Affiliates in connection with the Facility, the Agent’s or its Affiliate’s written reports to the Borrower, the Investment Manager or any of their respective Affiliates (collectively, the “Product Information”) confidential and to disclose Product Information only to those of its directors, investment advisors, officers, employees, agents, accountants, legal counsel and other representatives (collectively, the “Borrower Representatives”) who have a need to know such Product Information for the purpose of assisting in the negotiation, completion and administration of the Facility; (ii) to use the Product Information only in connection with the Facility and not for any other purpose; and (iii) to cause the Borrower Representatives to comply with the provisions of this Section 9.09 and to be responsible for any failure of any Borrower Representative to so comply.  The Borrower shall not disclose Product Information to any third-party for the purpose of enabling such party to provide senior debt to the Borrower.

The provisions of this Section 9.09(a) shall not apply to any Product Information that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than the Borrower, the Investment Manager, any of their respective Affiliates or any Borrower Representative or that is, in the opinion of counsel, required to be disclosed by Applicable Law, including in connection with any required disclosure in the Borrower’s reports to shareholders or other regulatory filings, or is requested by any Authority with jurisdiction over the Borrower, the Investment Manager or any of their respective Affiliates or any Borrower Representative.

(b)  Each of the Secured Parties agrees (i) to keep all non-public information with respect to the Borrower and the Investment Manager and their respective Affiliates which such Secured Party receives pursuant to the Program Documents (collectively, the “Borrower Information”) confidential and to disclose Borrower Information only to those of its officers, employees, agents, accountants, legal counsel and other representatives of the Secured Parties (collectively, the “Secured Party Representatives”), to providers of program-wide credit enhancement for the Conduit Lenders, to any actual or potential subordinated investor in any Conduit Lender or liquidity provider if such investor or liquidity provider has signed a confidentiality agreement substantially of the terms of this section, to dealers and investors in respect of commercial paper notes of any Conduit Lender, it being understood that any such disclosure to dealers or investors will not identify the Borrower or any of its Affiliates by name, to S&P, Moody’s and any other rating agency that rates the promissory notes of the Conduit Lenders and to any other Person or entity with the Borrower’s prior written consent which, in each case, may have a need to know or review such Borrower Information for the purpose of assisting in the negotiation, completion, administration and evaluation of the Facility; (ii) not to use the Borrower Information or otherwise disclose to any person or entity the Borrower Information for any purpose other than in connection with the negotiation, administration or completion of the Facility; and (iii) to cause its related Secured Party Representatives to comply with the provisions of this Section 9.09(b) and to be responsible for any failure of any Secured Party Representative to so comply.

The provisions of this Section 9.09(b) shall not apply to any Borrower Information that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than such Secured Party or Secured Party Representative or that is, in the opinion of counsel, required to be disclosed by Applicable Law or is requested by any Authority with jurisdiction over any Secured Party or Secured Party Representative or any of their respective Affiliates or as may be necessary to enforce the Program Documents.

Notwithstanding the foregoing, subject to the consent rights of the Borrower under Section 9.06(a), the Borrower Information may be disclosed by any Secured Party to permitted assignees and participants and potential assignees and participants in the Facility to the extent such disclosure is made pursuant to a written agreement of confidentiality substantially similar to this Section 9.09(b).

(c)  Notwithstanding anything in this Section 9.09 to the contrary, the Borrower and the Borrower Representatives may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and/or U.S. tax structure of the Facility and all materials of any kind (including opinions or other tax analyses) that are provided to it, relating to such U.S. tax treatment and/or U.S. tax structure of the Facility.

Section 9.10.  Merger.

The Program Documents taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof.  The Program Documents supersede any prior agreements among the parties relating to the subject matter thereof.

Section 9.11.  No Proceedings; No Recourse.

(a)  Each of the Borrower, the Agent, the Secondary Lenders, each assignee of any Advance or any interest therein and each entity which enters into a commitment to make Advances to the Borrower hereunder hereby agrees that it will not institute against any Conduit Lender any proceeding of the type referred to in Section 6.01(f) so long as any commercial paper or other senior indebtedness issued by any Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding.

(b)  The obligations of each Conduit Lender under and in connection with this Agreement and the other Program Documents are solely the obligations of such Conduit Lender.  It is expressly agreed that no recourse shall be had for the payment of any amount owing in respect of this Agreement or any other Program Document or for any other obligation or claim arising out of or based upon this Agreement or any other Program Document, against any member, stockholder, employee, officer, manager, director, organizer or incorporator of any Conduit Lender or against any member, stockholder, employee, officer, manager, director, organizer or incorporator of any such member, stockholder or manager.

Section 9.12.  Loan Documents.

If an Event of Default under Section 6.01(f) with respect to the Borrower shall have occurred and is continuing or the Agent shall have delivered a Notice of Exclusive Control to the Custodian, the Borrower will use its commercially reasonable best efforts to obtain and give all necessary consents and notices under all Loan Documents relating to any Pledged Collateral and execute and deliver all agreements and documents which are necessary or appropriate in order to enable the Agent on behalf of the Secured Parties to enforce their rights and remedies hereunder and under the other Program Documents, including without limitation to permit the Pledged Collateral which constitutes Loan Assets to be assigned to the Agent or its designees.  In addition, the Borrower shall pay all assignment fees which are required to be paid pursuant to the Loan Documents relating to the Pledged Collateral in connection with the foregoing.

Section 9.13.  Survival of Representations and Warranties, Etc.

All representations and warranties made hereunder, in the other Program Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder.  The agreements in Sections 9.03, 9.04, 9.09 and 9.11 shall survive the termination of this Agreement.

Section 9.14.  Submission to Jurisdiction; Waivers.

The Borrower hereby irrevocably and unconditionally:

(a)  submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Program Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

(b)  consents that any such action or proceeding may be brought in any of such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.02 or at such other address as may be permitted thereunder;

(d)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction or court;

(e)  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages; and

(f)  acknowledges and agrees that in addition to any right of setoff, banker’s lien or counterclaim a Secured Party may otherwise have, each Secured Party shall be entitled, at its option, to set-off any amount owing by it to the Borrower or any balances held by it for the account of the Borrower against any Borrower’s Obligations which is not paid when due.

Section 9.15.  Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER PROGRAM DOCUMENT OR FOR ANY COUNTERCLAIM THEREIN OR RELATING THERETO.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

, as a Lender
By:	Citicorp North America, Inc.,
as Attorney-In-Fact

By:
Name:
Title:

, as a Lender
By:	Citicorp North America, Inc.,
as Attorney-In-Fact

By:
Name:
Title:

, as a Lender
By:	Citicorp North America, Inc.,
as Attorney-In-Fact

By:
Name:
Title: Vice-President

Signature Page to Revolving Credit and Security Agreement [FLOATING RATE INCOME STRATEGIES FUND II, INC.]

Dated September, 2004

CITICORP NORTH AMERICA, INC.,
as Agent

By:
Name:
Title:

CITIBANK, N.A.,
as Secondary Lender

By:
Name:
Title:
Percentage: 100%
Secondary Lender Commitment: $

	Address:	388 Greenwich Street 19th Floor
New York, NY 10013
Attention:
Telephone No.:
Facsimile No.:

Signature Page to Revolving Credit and Security Agreement [FLOATING RATE INCOME STRATEGIES FUND II, INC.]

Dated September, 2004

, ss Borrower

By:
Name:
Title:

Signature Page to Revolving Credit and Security Agreement [FLOATING RATE INCOME STRATEGIES FUND II, INC.]

Dated September, 2004

SCHEDULE I

FORM OF INVESTOR REPORT

Annex A
to
Schedule I

Investor Report Officer’s Certificate

The undersigned,                             , Authorized Signatory of                                         (the “Borrower”) pursuant to that certain Revolving Credit and Security Agreement, dated as of                              (the “Credit Agreement”) among the Borrower,                ,                   and                     , as Lenders (the “Lenders”), and Citicorp North America, Inc., as agent (the “Agent”), as the same may be amended, modified or supplemented from time to time, hereby certifies that:

1.               Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Credit Agreement.

2.               The Investor Report furnished herewith to the Agent pursuant to Section 5.01(e) of the Credit Agreement is true, accurate and complete as of the date hereof.

3.               No event has occurred and is continuing which would constitute a Default or an Event of Default.

4.               As of the date hereof, the Borrower is in compliance with the Borrowing Base Test and the Asset Coverage Test.

IN WITNESS WHEREOF, the undersigned has duly signed on behalf of the Borrower as of the date set forth below.

DATED:

By:
Name:
Title:

SCHEDULE II

[FORM OF PORTFOLIO REPORT]

Annex A
to
Schedule II

Portfolio Report Officer’s Certificate

The undersigned,                             , Authorized Signatory of                                          (the “Borrower”) pursuant to that certain Revolving Credit and Security Agreement, dated as of                               (the “Credit Agreement”) among the Borrower,              ,                        and                      , as Lenders (the “Lenders”), and Citicorp North America, Inc., as agent (the “Agent”), as the same may be amended, modified or supplemented from time to time, hereby certifies that:

1.               Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Credit Agreement.

2.               No event has occurred and is continuing which would constitute a Default or an Event of Default.

3.               The Weekly Portfolio Report to which this certificate is attached is true, accurate and complete.

4.               As of the date hereof, the Borrower is in compliance with the Borrowing Base Test and the Asset Coverage Test.

IN WITNESS WHEREOF, the undersigned has duly signed on behalf of the Borrower as of the date set forth below.

DATED:

By:
Name:
Title:

SCHEDULE III

[INDUSTRY CLASSIFICATIONS]

SCHEDULE IV

BOARD OF DIRECTORS’ ACTIONS – INVESTMENT POLICIES AND
RESTRICTIONS

SCHEDULE V

SCOPE OF AUDIT PROCEDURES

                                              (the “Fund”)
Agreed - Upon Procedures to be Performed Annually by External Auditors

Select the Investor Seller Report corresponding to the Fund’s year-end (the “Year-End Investor Report”) and the Investor Report corresponding to the Fund’s semi-annual year-end (the “Semi-Annual Investor Report”, and, together with the Year-End Investor Report, the “Seller Reports”).  Perform the following procedures for each Seller Report, except as otherwise specified (captions refer to Seller Reports sections):

I.                 Calculation of the Borrowing Base

1.               Agree the Aggregate Asset Value of Borrowing Base Eligible Assets and the Aggregate Adjusted Asset Value of Borrowing Base Eligible Assets to the System Download worksheet.  Additionally, agree Cash to the Fund’s supporting documentation.

2.               Agree all Excess Concentrations (Obligor, Industry, Approved Foreign Assets, Approved Foreign Assets – Single Country, Approved Foreign Assets – Canada, Approved Foreign Assets – United Kingdom, Class E Bond, Class F Bond, Class C Loan, Class D Loan, Distressed Assets (other than Class C Loan Assets), Non Rated Assets, Loan Assets – Maturity Greater than 10 years, Eligible 2a-7 Interests and Pricing Committee Valued Assets) to the total of sections IV, V and VI of the Report page in each Seller Report.

3.               Recalculate the Borrowing Base.

II.                                     Calculation of Credits Outstanding

1.               Recalculate the Principal Balance of the Advances.

2.               Recalculate Accrued Interest for 30 days at the Assignee Rate.

3.               Agree Custodian Overdrafts Outstanding (if any) to Fund’s supporting documentation.

4.               Recalculate Total Credits Outstanding (Principal Balance of Advances plus Accrued Interest for 30 days plus Accrued and Unpaid Yield plus Custodian Overdrafts Outstanding).

III.                                 Compliance Tests

1.               Recalculate compliance with the Borrowing Base Test (Borrowing Base divided by total Credits Outstanding) and the Asset Coverage Test (Net Assets plus Accrued Interest plus Principal Outstanding divided by Accrued Interest plus Principal Outstanding).

2.               Recalculate compliance of the Remedial Paydown Calculation if the Borrowing Base Test or Asset Coverage Test fail.

3.               Recalculate Credits Outstanding after Paydown (Pre-Paydown Credits Outstanding minus Actual Paydown).

IV.                                Excess Obligor Concentration

1.               Select the top ten obligors in this section and perform the following steps:

•                  verify the accuracy of obligor rating in the System Download worksheet

•                  using the obligor rating, verify that the advance rate applied in the System Download worksheet corresponds to the Program Documents

•                  recalculate the Adjusted Asset Value in the System Download worksheet

2.               Recalculate the 5% Normal Concentration Limit and the Excess Concentrations for each obligor and in aggregate.

3.               Determine if outstanding balances among affiliated obligors are being properly aggregated in calculating the total outstanding balance.

V.                                    Excess Industry Concentration

1.               Select five industries (based on highest Total Adjusted Asset Value per industry) in this section and perform the following steps:

•                  Agree the industry name in the System Download worksheet to the Fund’s supporting documentation

•                  Recalculate the Total Adjusted Asset Value per industry

2.               Recalculate the 20% Industry Concentration Limit, the Excess Concentrations, Obligor/Industry Overlap and Net Industry Concentration (for each industry and in total).

VI.                                Other Excess Concentrations

Asset Type Concentrations

1.               Select one Asset Type Concentration (Approved Foreign Assets, Approved Foreign Assets – Canada, Approved Foreign Assets – United Kingdom, Class E Bond, Class F Bond, Class C Loan, Class D Loan, Distressed Assets (Other than Class C Loan Assets), Non Rated Assets, Loan Assets – Maturity Greater than 10 years, Eligible 2a-7 Interests and Pricing Committee Valued Assets) in this section and perform the following steps:

•                  Verify the accuracy of the asset type in the System Download worksheet.

•                  Recalculate the Total Adjusted Asset Value for such Asset Type Concentration.

2.               Recalculate the Excess Concentrations (by category and in aggregate) for each Asset Type Concentration.

Single OECD Country

1.               For each Single OECD Country, recalculate the Total Adjusted Asset Value for such Single OECD Country.

2.               Recalculate the Excess Concentrations (by category and in aggregate) for each Single OECD Country.

Other

1.               Recalculate the Gross Excess Concentrations and Net (with Obligor) Excess Concentrations for Approved Foreign Assets, Distressed Assets (other than Class C Loan Assets), Non-Rated Assets, Loan Assets – Maturity Greater than 10 years, Eligible 2a-7 Interests and Pricing Committee Valued Assets.

VII.                            Eligible Asset Test

1.               Select a sample of 25 Borrowing Base Eligible Assets from the System Download worksheet.  Agree the information by obligor in the System Download worksheet to the Fund’s supporting documentation.

2.               For the sample selected in step 1, test that the assets satisfy the criteria for Borrowing Base Eligible Assets per the Program Documents.

VIII.                        System Download Worksheet

1.          Agree the total market value of Pool Assets to the Fund’s supporting documentation. Additionally, agree the market value of all Pool Assets on the Year-End Investor Report to the total of the portfolio of investments included in the Fund’s audited financial statements.

EXHIBIT A

[FORM OF ADVANCE NOTE]

$	,

FOR VALUE RECEIVED, on the Maturity Date (as defined in the Credit Agreement hereinafter referred to) the undersigned (the “Borrower”) hereby promises to pay to the order of [INSERT NAME OF LENDER OR SECONDARY LENDER] (together with its successors and assigns the [“Lender”] [“Secondary Lender”]) the unpaid principal amount of each Advance made by the [Lender] [Secondary Lender] pursuant to the Credit Agreement (defined below), in immediately available funds and in lawful money of the United States of America, and to pay Yield on the unpaid balance of said principal Advance from the Borrowing Date thereof, until the principal amount thereof shall have been paid in full, in like funds and money as provided in said Credit Agreement for Advances made by the [Lender] [Secondary Lender] and at the maturity thereof.  Capitalized terms used in this promissory note unless otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

This promissory note is an Advance Note referred to in the Revolving Credit and Security Agreement dated as of                              (as from time to time amended, the “Credit Agreement”) among the Borrower, the lenders parties thereto, including the [Lender] [Secondary Lender], and Citicorp North America, Inc., as agent.  The date and principal amount of each Advance made to the Borrower and of each repayment of principal thereon shall be recorded by the [Lender] [Secondary Lender] or its designee on Schedule I attached to this Advance Note, and the aggregate unpaid principal amount shown on such schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Advances made by the [Lender] [Secondary Lender].  The failure to record or any error in recording any such amount on such schedule shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement to repay the principal amount of the Advances together with all Yield accrued thereon.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

By:
Name:
Title:

SCHEDULE I

TO EXHIBIT A

This Advance Note evidences Advances made by [INSERT NAME OF LENDER OR SECONDARY LENDER], (the [“Lender”] [“Secondary Lender”]) under the Revolving Credit and Security Agreement dated as of                    among                     , the lenders parties thereto, including the [Lender] [Secondary Lender], and Citicorp North America, Inc., as agent in the principal amounts and on the dates set forth below, subject to the payments and prepayments of principal set forth below:

	PRINCIPAL	PRINCIPAL	PRINCIPAL
	AMOUNT	AMOUNT PAID	BALANCE	NOTATION
DATE	ADVANCED	OR PREPAID	OUTSTANDING	BY

EXHIBIT B

[FORM OF NOTICE OF BORROWING]

[ADDRESS]

Citicorp North America, Inc.,

  as Agent

Citicorp North America, Inc.

450 Mamaroneck Avenue

Harrison, New York  10528

NOTICE OF BORROWING

This Notice of Borrowing is made pursuant to Section 2.02 of [IDENTIFY CREDIT AGREEMENT TO WHICH APPLICABLE BORROWERS ARE PARTIES] (in each case, as the same may from time to time be amended, supplemented, waived or modified, [collectively,] the “Credit Agreement(s)”).  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to those terms in the Credit Agreement(s).

1.               [Each of] the below listed Borrower[s] hereby requests that on                             ,          (the “Borrowing Date”) it receive an advance under the Credit Agreement to which it is a party in the principal amount  set forth opposite such Borrower[s] name:

[BORROWER A]	Dollars ($ )
[BORROWER B]	Dollars ($ )

TOTAL	Dollars ($ ).

2.               [Each of] the Borrower[s] hereby gives notice of its request for such Advance to the Agent pursuant to Section 2.02 of the Credit Agreement to which it is a party, and requests the Lenders or the Secondary Lenders, as applicable to such Borrower, to remit, or cause to be remitted, the proceeds thereof to [such Borrower’s Account (as defined in the applicable Credit Agreement)] [SPECIFY OTHER ACCOUNT, IF APPLICABLE].

3.               [Each of] the Borrower[s] severally as to itself only certifies that (i) the representations and warranties of such Borrower, and contained in the applicable Credit Agreement and the other Program Documents to which it is a party are true and correct on and as of the date hereof to the same extent as though made on and as of the date hereof and shall continue to be true immediately after giving effect to such Advance; (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement to which it is a party or will result from the proposed borrowing; (iii)  the conditions precedent to the making of the proposed

Advance set forth in Section 3.02 of the Credit Agreement to which it is a party have been fully satisfied, (iv) immediately after giving effect to such Advance such Borrower shall be in full compliance with the Borrowing Base Test and the Asset Coverage Test applicable to such Borrower (as reflected in the supporting data delivered herewith), and (v) immediately after the making of any such Advance, the aggregate outstanding principal amount of all Advances shall not exceed the Total Commitment for such Borrower.

IN WITNESS WHEREOF, each of the undersigned has caused this Notice of Borrowing to be duly executed on its behalf on this          day of                   ,         .

[INCLUDE SIGNATURE LINES FOR EACH
BORROWER]

By:
Name:
Title:

EXHIBIT C

[FORM OF ASSIGNMENT AND ACCEPTANCE]

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Revolving Credit and Security Agreement dated as of                   (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among               ,                           and                     (together with their respective successors and assigns, the “Lenders”), CITIBANK, N.A., as secondary lender (and, together with the other banks and financial institutions from time to time parties to the Credit Agreement, the “Secondary Lenders”), CITICORP NORTH AMERICA, INC., as agent for the Lenders and the Secondary Lenders (in such capacity, together with its successors and assigns, the “Agent”) and                      (together with its permitted successors and assigns, the “Borrower”). Terms defined in the Credit Agreement are used herein with the same meaning.

The “Assignor” and the “Assignee” referred to on Schedule 1 hereto agree as follows:

1.               As of the Effective Date (as defined below), the Assignor hereby absolutely and unconditionally sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse to or representation of any kind (except as set forth below) from Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement and under the other Program Documents equal to the percentage interest specified on Schedule I hereto, including the Assignor’s Secondary Lender Commitment and Percentage and the Assignor’s portion of the outstanding principal amount of the Advances (such rights and obligations assigned hereby being the “Assigned Interests”).  After giving effect to such sale, assignment and assumption, the Assignee’s “Secondary Lender Commitment” and the Assignee’s “Percentage” will be as set forth on Schedule I hereto.

2.               The Assignor (i) represents and warrants that immediately prior to the Effective Date it is the legal and beneficial owner of the Assigned Interest free and clear of any Lien created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Program Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security or ownership interest created or purported to be created under or in connection with, the Program Documents or any other instrument or document furnished pursuant thereto or the condition or value of the Assigned Interest, Pledged Collateral, or any interest therein; and (iii) makes no representation or warranty and assumes no responsibility with respect to the condition (financial or otherwise) of any of the Borrower, the Agent, the Custodian, the Investment Manager or any other person, or the performance or observance by any Person of any of its obligations under any Program Document or any instrument or document furnished pursuant thereto.

3.               The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Program Documents, together with copies of any financial statements delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor, any Lender or any other Secondary Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or in connection with any of the Program Documents; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Program Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Program Documents are required to be performed by it as a Secondary Lender; (vi) confirms that the assignment hereunder complies with any applicable legal requirements including the Securities Act of 1933, as amended; (vii) confirms that such Assignee is a United States Person (as defined in Section 7701 (a)(30) of the Internal Revenue Code) or that such Assignee shall have provided the Agent with two Internal Revenue Service forms 4224 (or a successor form) certifying that the income from the Assigned Interest is effectively connected with the conduct of such Person’s trade or business in the United States; and (viii) confirms that such Assignee is not a partnership, grantor trust or S corporation (as such terms are defined in the Internal Revenue Code).

4.               Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.  The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Agent, unless a later effective date is specified on Schedule I hereto.

5.               Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to and bound by the provisions of the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Secondary Lender thereunder and under any other Program Document and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and under any other Program Document.

6.               Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the Assigned Interest to the Assignee.  The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Assigned Interests for periods prior to the Effective Date directly between themselves.

7.               This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8.               This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by telecopier shall be effective as a delivery of a manually executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

Schedule I
to
Assignment and Acceptance

Percentage interest transferred by Assignor:		%

Assignee’s “Secondary Lender Commitment”:	$

Assignee’s “Percentage”		%
Assignor:

[INSERT NAME OF ASSIGNOR], as
Assignor,

By:
Authorized Signatory

Assignee:

[INSERT NAME OF ASSIGNEE], as Assignee

By:
Authorized Signatory

Accepted, Consented to and
Acknowledged this day of
,

CITICORP NORTH AMERICA, INC., as Agent

By:
Authorized Signatory

By:
Authorized Signatory